================================================================================


                   AS FILED WITH THE UNITED STATES SECURITIES
                   AND EXCHANGE COMMISSION ON FEBRUARY 9, 2007


                           REGISTRATION NO. 333-130722

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                               AMENDMENT NUMBER 6

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NUEVO FINANCIAL CENTER, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                          5045                     23-3048444
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)       Classification Code)       Identification No.)

                             2112 Bergenline Avenue
                              Union City, NJ 07087

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Tel: (201) 537-0956

                                   ----------

                          (Issuer's telephone number)

 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                          Copies of communications to:
                                 JOSEPH I. EMAS
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                          TELEPHONE NO.: (305) 531-1174
                          FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                                                                                         Amount of
     Title of each class of                                   Proposed maximum offering   Proposed maximum aggregate   registration
  securities to be registered    Amount to be registered(1)       price per share(2)            offering price              fee
------------------------------   --------------------------   -------------------------   --------------------------   ------------
Common stock, par value $0.001            25,668,223                   $1.00                       $25,668,223.            $2,747.
  per share
Total                                     25,668,223                   $1.00                       $25,668,223.            $2,747.


(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share is based upon the expected public offering price of $1.00 per share pursuant to the Rule 457(a). The common stock is presently not traded on any market and the Registrant makes no representation as to the price at which its common stock may trade.

(3) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2007
                             PRELIMINARY PROSPECTUS
                          NUEVO FINANCIAL CENTER, INC.
                        25,668,223 shares of common stock


The shares registered herein represent all of the currently issued and outstanding shares of the registrant's common stock.

This prospectus relates to the resale or other disposition of up to 25,668,223 shares of our common stock, $0.001 par value per share, by certain of our shareholders. These persons, together with their transferees, are referred to throughout this prospectus as "selling shareholders."

We issued all of these shares in private placement transactions completed prior to the filing of this registration statement.


We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. Instead, the shares may be offered and sold from time to time by the selling shareholders who are not affiliates and/or their registered representatives at a fixed price of $1.00 until our shares are quoted on the OTC Bulletin Board and thereafter at previously priced privately negotiated prices. The common stock offered by affiliates for resale will be offered at the fixed price of $1.00 for the duration of the offering. As a result of such activities, the selling shareholders will be deemed underwriters as that term is defined in the federal securities laws.


Our common stock does not presently trade on any exchange or electronic medium. We intend to apply to have our common stock listed on the OTC Bulletin Board once this prospectus is declared effective. However, no assurance can be given that our common stock will trade on the OTC Bulletin Board or any other exchange or electronic medium.

You should consider carefully the risk factors beginning on page 5 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is February 9, 2007.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................    1
RISK FACTORS...............................................................    6
SUMMARY OF THE BUSINESS....................................................   12
EXECUTIVE COMPENSATION.....................................................   17
WHERE YOU CAN GET MORE INFORMATION.........................................   18
USE OF PROCEEDS............................................................   18
DIRECTORS AND EXECUTIVE OFFICERS..........................................    19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.................   21
LITIGATION.................................................................   23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   24
SELLING SHAREHOLDERS.......................................................   28
DILUTION...................................................................   38
PLAN OF DISTRIBUTION.......................................................   38
DESCRIPTION OF SECURITIES..................................................   40
EXPERTS....................................................................   41
LEGAL MATTERS..............................................................   41
INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................   41
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.......................   41
FINANCIAL INFORMATION......................................................   43

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully. Investors should carefully consider the information set forth under the heading "Risk Factors." In this prospectus, the terms "NUEVO", "Company", "we," "us," and "our" refer to NUEVO FINANCIAL CENTER, INC.

Our Company

On June 2, 2000, Millennium Capital Venture Holdings, Inc. ("MCVH") was incorporated under the laws of the State of Delaware. The Company's fiscal year end is December 31.

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value. On June 2, 2000, the Company issued 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd., pursuant to Rule 506, for an aggregate consideration of $500 in services.

At March 31, 2001, the Company had not yet commenced any formal business operations, and all activity through June 26, 2001 related to the Company's formation and proposed fund raising.

The 5,000,000 shares, representing 100% of the issued and outstanding common stock of the issuer were subsequently transferred on June 26, 2001 to Mr. Bruno Desmarais ("Desmarais"), who thus became the sole shareholder, officer and director of Millennium. The purpose of the acquisition was to obtain control of the issuer and ultimately engage in a specific business. From June 26, 2001 through the date of Merger, the Company's principal activity was in seeking an acquisition candidate for MCVH.

On April 9, 2002, the Company filed its 2002 Employee Stock Option and Stock Award Plan on Form S-8. Under the terms of this plan, the maximum number of shares of the voting common stock of the Company that may be optioned or awarded under this Plan is 1,000,000 shares. Pursuant to this Plan, 1,000,000 shares were issued to consultants of the Company in settlement of services rendered of $100,000. As a group, such services provided to the Company by the consultants included secretarial work, marketing, logistics relating to moving into new headquarters, public market strategies, computer related services, software programming and legal services.

All of the abovementioned shares were issued pursuant to exemptions provided by
Section 4(2) of the Securities Act and Regulations D and S promulgated by the Securities and Exchange Commission thereunder. There were a total of eight (8) individuals that were offered shares under this offering. All offerees had close business and/or personal relationships with the Company or its prior President, Desmarais. Each offeree was provided access to the Company's financial statements and any other information that they deemed relevant or necessary in making their respective decision to accept shares of common stock in exchange for services. Each offeree was deemed to have the financial or business experience necessary to evaluate the risks of their investment in the Company. Two (2) of the offerees, St. Arnaud and LaPointe, became members of the Company's Board of Directors almost immediately following the issuance of these shares. Two (2) of the offerees, St. Julien and Lawler, were legal counsel for the Company. No commissions or finders fees were paid by the Company in connection with the sale of these shares.

On April 24, 2002, the Company entered into a Share Exchange and Purchase Agreement to acquire between 75% and 100% of the issued and outstanding shares of common stock of Guitron Corporation, a company incorporated under the laws of the Province of Quebec, Canada, in exchange for 16,000,000 shares of the Company's common stock. The exchange was subject to shareholder approval and the Company being approved for trading on the OTC:BB within 90 days of the signing. Prior to submission of the exchange for shareholder approval, the parties agreed to cancel the Share Exchange and Purchase Agreement and negotiated a Break-Up Agreement for this purpose in June 2002.

As of November 1, 2002, the Company acquired all of the issued and outstanding shares of Mada Multimedia Inc. ("Mada"), a corporation organized under the laws of the Province of Quebec. The Company purchased Mada for $1,000. Mada was a company specializing in the conception, production and marketing of multimedia application in the financial education sector. It also offered training courses and simulations in the stock trading sector. Mada was projecting to achieve sales in Canada, the United States and Europe. In connection with the acquisition, the Company's largest shareholder, Desmarais, gave Mada's sole shareholder, Mario Drolet, the option to purchase 2,000,000 of the shares of the Company owned by Desmarais for $350,000. These options were cancelled in February 2005.

In January 2003, in order to raise capital for the Company's ongoing needs for accounting services, legal representation and auditing, the Company conducted a private placement of its securities. Under such offering, the Company sold 850,000 shares of common stock and realized total proceeds of $42,500 from such sales. The shares were sold to family members, business associates, close friends of the Company's officers and directors. The shares were issued pursuant to exemptions provided by Section 4(2) of the Securities Act and Regulations D and S promulgated by the Securities and Exchange Commission thereunder. No commissions or finders fees were paid by the Company in connection with the sale of these shares.

On February 4, 2005, Mr. Andre St-Arnaud, Mr. Nil Lapointe, Mr. Mario Drolet and Desmarais resigned as Directors and Officers of MCVH.

Mr. Francis Mailhot ("Mailhot") was nominated and appointed as a Director and as President and CEO of MCVH, with the intention to revive the business by first completing the audits of year 2003 and 2004, to bring MCVH current in its filings. The Company then proceeded to write-off the Mada assets, as the Company failed to execute its business plan due to a lack of financial resources and the inability to raise further funds. Mailhot subsequently started to look for a potential acquisition for MCVH.

On March 11, 2005, MCVH, completed the acquisition of Telediscount Communications Inc. ("Telediscount"), a New York corporation, pursuant to an Agreement and Plan of Merger ("Merger") and Reorganization by and among MCVH, Telediscount and Millennium Acquisition Corp., a Florida corporation and wholly owned subsidiary of MCVH ("Merger Sub"). Under the terms of the Merger, there was an exchange of shares between Telediscount, MCVH and the Merger Sub, whereby the Merger Sub was merged with and into MCVH, and whereby Telediscount shareholders received shares of common stock of MCVH, the Merger Sub received all of the common stock of Telediscount, and the separate existence of the Merger Sub ceased, with MCVH continuing as the surviving corporation. As such, the all 116,514,468 shares of Telediscount common stock issued and outstanding immediately prior to the Merger were cancelled and extinguished and were converted automatically into the right to receive an aggregate of 20,000,000 shares of MCVH common stock and Finklestein Capital ("Finklestein") and/or it's nominee(s) received 700,000 restricted shares of MCVH common stock. Prior to the Merger, there were approximately 3,000,000 issued and outstanding shares of MCVH common stock. At the time of the Merger, there were twenty (20) shareholders of Telediscount who received 84% of the MCVH common stock, Finklestein received 3%, and the remaining 13% being the shares of MCVH issued and outstanding prior to the Merger. As a result of the Merger, the following shareholders of Telediscount held more than 5% of the common stock issued by the Merger:

Shareholder        Number of Shares   Percent Ownership
----------------   ----------------   -----------------
Trey Rhyne             2,849,589            12.02%
Rene Kleyweg           2,381,015            10.05%
Edward Cabrera         2,019,588             8.52%
Jose Araque            1,630,699             6.88%
Angel Castellano       1,630,699             6.88%
John Binnie            1,281,102             5.41%
REAN, LLC              1,195,275             5.04%

Approximately 900,000 shares of the 3,000,000 issued and outstanding shares of MCVH common stock immediately prior to the Merger are in the "public float" ("Public Float Stock"). All issued and outstanding shares of MCVH prior to the Merger, other than the Public Float Stock, were owned by Finklestein and other investors. 500,000 shares of the 2,100,000 remaining shares of MCVH common stock owned by Finklestein or designated shareholders by Finklestein, at the time of the closing of the Merger, are not restricted. The remaining 1,600,000 shares of the MCVH shares are restricted under a lock-up agreement held by an escrow agent, so that these shareholders cannot sell them for a period of eleven (11) months from the start of trading of the Registrant's common stock on the OTC Bulletin Board, if such approval is given to the Company by the National Association of Securities Dealers ("NASD"), upon which such NASD approval will permit the lock-up shares to be released at the pace of 1,000,000 shares per quarter.

At the time of the Merger, Mailhot continued to serve as the Company's sole Director, as well as its President and CEO. On April 7, 2005, Mailhot resigned as President and CEO of MCVH and was replaced by Mr. Jose Araque ("Araque") as the President and CEO of MCVH. Simultaneously, Mr. Rainey Sellars, Mr. Tim Gardner and Araque were appointed to the Board of Directors ("Board") of MCVH.

On November 30, 2005, the Board accepted the resignation of Mailhot as a Director of Nuevo.

Since its incorporation in 1998, Telediscount has been a provider of communication and wire remittance products and services to the rapidly growing Hispanic population within the United States through its chain of retail stores. The Company currently has 13 company-owned stores that target working-class communities in the New York metropolitan area where there is a high concentration of Hispanics. Of the 13 stores, seven are located in Northern New Jersey, five in Westchester County, New York and one in Long Island, New York (for location addresses, see List of Leases on page 22). The Company's historical customer traffic flow into the stores has shown a stable demand for telecommunication products and an increase in demand and requests for financial products by our customers. Thus, the Company is in the process of converting its stores into "financial and telecommunication stores".

To better position itself as a provider of financial products and services, on November 18, 2005, the Company changes its name to Nuevo Financial Center, Inc. ("Nuevo"). The Company intends to market an expanding array of financial products, such as storage value cards, debt consolidation program, payday loans, check cashing, money orders, bill payment, auto insurance, home mortgage and prepaid credit cards, etc., in addition to its current financial and telecommunication products, such as wire remittances (transfers), cell phones and accessories, prepaid calling cards and cellular cards, long distance calling and internet access. Additionally, it is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for its financial products. The store base growth will be driven by two modes: franchising the concept and adding affiliated stores to the distribution channel.

The Company may face certain challenges in executing its business model, including but not limited to: competition, the inability to secure the appropriate state licensing to offer such services as check cashing, insurance, mortgages or real estate; the inability to secure adequate financing to execute its business strategy; and the inability to successfully market and attract customers.

                            SUMMARY OF FINANCIAL DATA
                     (in dollars, except per share amounts)

The summary of financial data as of and for the year ended December 31, 2005 is derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2005, including the notes to those financial statements, which are included elsewhere in this registration statement along with the section titled "Management's Discussion and Analysis or Plan of Operation". The summary of financial data is derived from and should be read in conjunction with unaudited financial statements and notes to financial statements for nine months ended September 30, 2006 and the year ended December 31, 2005.

                                               For the Nine Months     For the Year Ended
                                            Ended September 30, 2006    December 31, 2005
                                            ------------------------   ------------------
                                                   (unaudited)              (audited)
Revenues                                           $ 2,241,908            $ 2,956,388
Cost of sales                                        1,341,299              2,156,411
                                                   -----------            -----------
Gross profit                                           900,608                799,947
Total general and administrative expenses            1,960,687              1,738,874
                                                   -----------            -----------
Loss from operations                                (1,060,079)              (938,927)
Other income and (expense)
  Miscellaneous income                                   5,656                     --
  Interest expense                                     (48,126)               (14,812)
                                                   -----------            -----------
Total other income and (expense)                       (42,470)               (14,812)
                                                   -----------            -----------
Net loss before taxes                               (1,102,549)              (953,739)
Provision for federal income taxes                           0                      0
                                                   -----------            -----------
Net loss                                           $(1,102,549)           $  (953,739)
                                                   ===========            ===========
Weighted average number of common shares:
Basic                                               23,907,478             46,903,617
                                                   ===========            ===========
Diluted                                             29,156,646             46,903,617
                                                   ===========            ===========
Net loss per common share:
Basic                                              $     (0.05)           $     (0.01)
                                                   ===========            ===========
Diluted                                            $     (0.04)           $     (0.01)
                                                   ===========            ===========

The following table provides a summary of our balance sheet data at September 30, 2006 (unaudited):

                                         September 30, 2006
                                         ------------------
                                            (unaudited)
                                               Actual
Balance sheet data:
Cash, cash equivalents and investments       $   138,032
Working capital (deficiency)                 $(1,443,402)
Total assets                                 $   646,713
Shareholders' deficit                        $  (980,100)

The Offering

Common stock outstanding         25,668,223 shares as of January 16, 2007.

Common stock that may be         Up to 25,668,223 shares; representing all
offered by selling               shares of our common stock that were previously
shareholders                     issued to the selling shareholders.

Total proceeds raised by         We will not receive any proceeds from the
offering                         resale or other disposition of the shares
                                 covered by this prospectus by any selling shareholder.

Risk factors                     There are significant risks involved in
                                 investing in our company. For a discussion of risk factors you should consider before buying our common stock, see "Risk Factors" beginning on page 5.

                                  RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which the Company believes are the material risks associated with investing in our common stock. You should be in a position to risk the loss of your entire investment.

RISKS RELATING TO OUR COMPANY

Because we have a limited operating history, it will be difficult for you to evaluate our business.

Our future operations are contingent upon increasing revenues and raising capital for expansion of our markets. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties we will face as an emerging business. Without taking into consideration its growth and expansion plans, the Company believes that it will require approximately $1,000,000 to fund its normal operations for the twelve months ended December 31, 2007. On November 1, 2006, the Company secured $500,000 of such financing and will continue to seek the additional financing it believes it requires for the twelve months ended December 31, 2007. Furthermore, the Company plans to seek $5 to 10 Million in financing to fund its growth and expansion strategy. If the Company is unable to raise $1,000,000, the Company would, in all likelihood, experience severe liquidity problems, thereby hampering its ability to fund operations for the twelve months ended December 31, 2007, and as a result, may have to curtail operations.

If we are unable to obtain financing to support our future growth plans, we will have to curtail our operations and our growth plans, which will negatively affect the value of your investment.

Our plan of operations involves development and marketing costs. We may need additional funding from bank financing or financing from a debt or equity offering. If we are unable to obtain financing when needed on favorable terms, we may be forced to curtail our operations and our growth plans, which will negatively affect the value of your investment.

The report of the independent Registered Public Accounting firm contains explanatory language indicating that substantial doubt exists about our ability to continue as a going concern.

The independent auditor's report on our financial statements contains explanatory language indicating that substantial doubt exists about our ability to continue as a going concern. The report states that we have not been able to generate sufficient cash flows from operations and have incurred net losses since inception, delinquent on certain obligations and have been dependent on equity and debt financing to support our business efforts. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.

As a result of our net losses for the year ended December 31, 2005 and the nine months ended September 30, 2006, the ability to achieve and maintain profitability is tenuous.

During our calendar year ended December 31, 2005 and for the nine months ended September 30, 2006, we incurred a net loss of approximately ($953,739) and $(1,102,549), respectively. Our ability to generate sufficient revenues and to achieve profitability depends on many factors, including the market acceptance of our products and services, our ability to control costs and our ability to implement our business strategy. There can be no assurance that we will become or remain profitable.

The Company may not be able to successfully compete with or against other businesses seeking to gain access to the Hispanic market to sell their financial products and services.

While the Company is not presently aware of any other company looking to develop a national chain of financial and telecommunication retail centers, there currently is and will likely continue to be competition from insurance companies, banks, mortgage companies, check cashing businesses, tax preparers, and other businesses. In addition, some of these competitors may have greater financial resources than the Company that will enable them to outperform the Company.

The Company may be subject to certain regulatory or legal restrictions or compliance issues that could limit the expansion of its products, services or retail centers.

While the Company does not anticipate any issues related to its ability to secure and/or maintain any licenses that might be required by various state licensing authorities to offer such services as insurance or real estate, it is possible the Company may not obtain such licenses, thereby limiting its ability to offer such financial products and services. At present, the Company is not aware of any such matters that could impede the execution of its strategy to offer such financial products and services in any state that it currently or prospectively intends to offer such services.

While the Company does not currently anticipate being a direct lender or underwriter of any financial products, it may be subject to various federal, state or other regulatory risks as a broker, agent, or other party to financial transactions that could limit its ability to offer financial products and services.

Mortgages and Auto Loans

The Company anticipates applying for a mortgage broker license and may or may not apply for a mortgage banking license which would make the Company authorized to originate mortgage loans in various states. The Company is in the process of filing applications to secure the appropriate mortgage broker licenses and authorizations in various states where it is currently conducting business and which would be required for its operations. The Company may pursue licensing to originate auto loans in certain states. The Company will limit its product offerings to comply with each particular state's law.

The mortgage and auto loan businesses are highly regulated. In order to offer mortgage and auto loan services, the Company would need to comply with federal and state laws and regulations relating to licensing, advertising, loan disclosures and servicing, rate and fee limits, use of credit reports, notification of action taken on loan applications, privacy, discrimination, unfair and deceptive business practices, payment or receipt of kickbacks, referral fees or unearned fees in connection with the provision of real estate settlement services, and other requirements.

Current laws, and those enacted or interpreted, may be revised or interpreted in ways that adversely affect our business. The Company intends to take whatever steps are necessary to ensure compliance with the laws applicable to its business, and will taken prudent steps to mitigate risks associated with offering loan services.

Insurance and Real Estate

      The Company is in the process of filing applications to secure the appropriate insurance and real estate licenses and authorizations in various states where it is currently conducting business and which would required for its operations. The insurance and real estate industries are subject to extensive regulation under state laws. Insurance laws and regulations cover all aspects of the insurance process, including sales techniques, underwriting for eligibility, rates, compensation, claim payments and record keeping by licensed insurance companies, brokers and insurance agents, while real estate laws and regulations cover all aspects of the real estate process, including sales techniques, fees, disclosure, and record keeping by licensed real estate companies, brokers and real estate agents. As a licensed insurance broker, the Company would be performing functions for licensed insurance companies and would, therefore, be required to comply with a complex set of rules and regulations that often vary from state to state. If the Company fails to comply with any insurance and/or real estate rules and regulations, its officers, or agents with whom the Company would contract with, could be subject to various sanctions, including censure, fines, a cease-and-desist order or other penalties. This risk, as well as changes in the regulatory climate or the enforcement or interpretation of existing law, could require changes to the Company's business or otherwise harm its business.

      The Company's operations will depend, in part, on the validity of and continued good standing under the licenses and approvals pursuant to which the Company, its licensed officers and insurance and/or real estate agents will operate. Licensing laws and regulations vary depending on the jurisdiction. The applicable licensing laws and regulations are subject to amendment or interpretation by regulatory authorities. Such authorities generally are vested with broad discretion concerning the allowance, renewal and revocation of licenses and approvals. The inability to obtain the requisite agent licenses, or other necessary licenses, permits, or authorizations could harm the Company's business.

At present, the Company is not aware of any such matters. Furthermore, the Company has secured errors and omissions insurance coverage to address these matters; however, there is no assurance that such coverage would be sufficient should such risk arise.

The lack of adequate information and point-of-sale systems could limit the Company's ability to manage its customer database, execute business transactions, market to its customers and protect the personal and financial privacy of its customers.

At present, the Company does not have an integrated management information system. Furthermore, the Company is currently reliant on external technology to deliver certain of its products and services related to long distance calling, wire transfers, and internet access, the cost and delivery of which is subject to third party providers, and there is no assurance that the Company will be able to have continuing and uninterrupted service, or have access to reasonable pricing to deliver such services at a profit.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

The success and growth of our business will depend on the contributions of our Chairman and President, Jose Araque, and a small number of other key personnel, as well as our ability to attract, motivate and retain other highly qualified personnel. Competition for such personnel in the financial stores business is intense. We do not have an employment agreement with Jose Araque or any of our other employees. The loss of the services of any of our key personnel, or our inability to hire or retain qualified personnel, could have a material adverse effect on our business.

If our business plan fails, our Company will dissolve and investors may not receive any portion of their investment back.

If we are unable to realize profitable operations, or raise sufficient capital, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

Our results of operations may highly fluctuate from quarter to quarter as we continue to grow, therefore you cannot use these results to predict how we may perform in the future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

            o general domestic and international legal, economic, political and market conditions;

            o     demand for our products and services;

            o number, timing and significance of product enhancements and new product introductions by us and our competitors;

            o     volume, timing of, and ability to fulfill orders from clients;

            o     changes in the level of operating expenses;

            o expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations and develop new distribution channels and services;

            o     product defects and other product or service quality problems;

            o     increases in our costs of borrowing;

            o     seasonal variations in the sale of our products; and,

            o     pricing changes in the industry.

Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial conditions and results of operation.

RISKS RELATING TO THIS OFFERING

Our shares will be "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

We intend to initially trade our common stock in the over-the-counter market. The stock price will likely be at less than $5.00 per share. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

There is no public market for our common stock, and even if a market develops, it will likely be thin and subject to manipulation.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      o     variations in our quarterly operating results;

      o changes in securities analysts' estimates of our financial performance;

      o changes in general economic conditions and in the healthcare industry;

      o     changes in market valuations of similar companies;

      o announcements by us or our competitors of significant new contracts with artists, acquisitions, strategic partnerships or joint ventures, or capital commitments;

      o     loss of a major customer, partner or joint venture participant; and,

      o     the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.

We plan to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

If the selling shareholders sell a large number of shares all at once, or in blocks, the market price of our shares would most likely decline.


The Selling Shareholders are offering 25,668,223 shares of our common stock through this prospectus, representing all of our issued and outstanding shares as of the date of this prospectus. The Selling Shareholders who are not affiliates are required to sell their shares at $1.00 per share until our securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The common stock offered by affiliates for resale will be offered at the fixed price of $1.00 for the duration of the offering. Our common stock is presently not traded on any market or securities exchange, should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent all of the common shares outstanding as of the date of this prospectus.


If a market for our common stock develops, the market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares, at or above your purchase price, which may result in substantial losses to you.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If market for our common stock develops and our operating results fluctuate negatively in any future quarter, the volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares, or the availability of common shares for sale at any time, will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are subject to the certain anti-takeover provisions under Delaware law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to certain provisions of the Delaware Business Corporation Law anti-takeover rules and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity related securities, in the future at a price we deem appropriate.

                             SUMMARY OF THE BUSINESS

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Memorandum. Prospective investors should also carefully consider the information set forth under the heading "RISK FACTORS."

THE COMPANY HISTORY

      Nuevo, through its predecessor, was founded in 1998, and has been a provider of wire remittance or wire transfers (where a customer gives the Company funds to electronic transfer to another person, usually internationally, through a worldwide network of banks), and telecommunication products and services to the rapidly growing Hispanic population in the United States.

      For the calendar year ended December 31, 2005, the Company had revenues of approximately $3.0 Million. Such revenues are principally derived from commissions from wire remittances, the sale of cellular phones and accessories, calling cards, long distance calls, providing internet access, as well as other products and services. The approximate revenue breakdown and percentage for 2005 only, is presented as follows:

Product Category                    2005 Revenue   Percentage
---------------------------------   ------------   ----------
Long Distance Calling                $1,035,598        35%
Bill Payment                         $  438,170        15%
Wire Remittance (1)                  $  380,553        13%
Cellular Phones                      $  351,475        12%
Prepaid Cellular Cards               $  363,162        12%
Internet Access                      $  211,517         7%
Prepaid Long Distance Phone Cards    $  103,711         4%
Other (2)                            $   72,202         2%
                                     ----------       ---
Totals for 2005                      $2,956,388       100%
                                     ==========       ===

(1) The Company receives commissions ranging from 2% to 4% of the amount wired.

(2)   Photo IDs, fax, copies, courier, P.O. Box, etc.

      As part of its growth strategy, the Company seeks to leverage its existing operations of 13 centers that are strategically located throughout the NY metropolitan area in New Jersey (seven), in Long Island, New York (one) and in Westchester County, New York (five). It also wants to take advantage of its customer base by expanding its product lines and partnerships with financial companies to address the growing need for financial services in the Hispanic community. Thus, the Company is in the process of introducing new products and services into its stores and intends to open new locations targeting working-class communities across the United States where there is a high concentration of Hispanics who have a strong demand for financial products, as well as for those financial and telecommunication products currently offered by the Company.

      The Company intends to market, in addition to its current wire remittance and telecommunication products and services, a comprehensive range of financial products and services. The core financial products will be centered on i) wire remittance; ii) insurance; iii) financing; and iv) credit instruments, which will enable Nuevo Financial customers to establish credit, gain greater access to credit markets and protect their assets. Ancillary products will include, but not be limited to:

            o real estate - The Company intends to become a license real estate broker offering such real estate services as assisting consumers in the purchase, sale or rental of residential and commercial property;

            o travel - The Company will offer access to booking travel arrangements;

            o check cashing - Cashing all types of checks, including payroll, government, personal, two-party, money orders, insurance drafts, cashier's checks and more. Since many banks now refuse to cash checks for people who do not have bank accounts. For those with bank accounts, banks can hold the deposited funds for several days or even weeks until the check clears their banking system;

            o tax preparation and related services - The Company will offer tax services included preparation of income tax returns and applications for tax identification numbers;

            o payday loans - Where permitted by law, the Company intends to initially offer, through an affiliate program, access to pay day loans or cash advances. These are short term loans that provide consumers with additional money until their next payday;

            o storage value cards - Provide a way to make financial transactions. Stored value cards use magnetic stripe technology to store information about funds that have been prepaid to the card. Payroll cards, government benefit cards, prepaid debit cards, gift cards, and telephone cards are examples of stored value cards;

            o prepaid credit cards - For consumers no credit or past credit problems, it can be very difficult to get credit cards. Prepaid credit cards, work exactly like a regular credit card. Consumers can open an account and "pre-load" the card with cash up-front, similar to a pre-paid calling card. Then, they use their prepaid MasterCard or Visa anywhere these cards are accepted; and,

            o money orders - Money orders are the convenient, safe and economical alternative to personal and bank checks. They're easy to buy and are readily accepted as a form of currency. They provide the security of a bank check, at a lower price. As there's no need for a bank account consumers don't need to wait days for it to clear. As well as being cashed on-the-spot, money orders can be deposited directly into a bank account, subject to a clearance period.

      Additionally, Nuevo is looking to create a network of affiliated distribution channels in Mexico and in other Latin American countries for all of its products and services. Product and service growth will be driven by selected acquisitions and strategic alliances; while retail center and distribution growth will be driven by three modes: franchising the retail center concept, adding affiliated stores to the distribution channel; and through a new website.

COMPANY HAS A THREE-PRONG STRATEGY

      The rapid growth of the Hispanic community in the United States has created numerous opportunities for entrepreneurial ventures. However, technological and regulatory changes present risks (See Risk Factors). As a result, Nuevo Financial management has developed a clear strategy to sustain its growth. The Company has a three-prong approach to the growth and expansion of its business model:

      Capture Traffic: The Company wants to expand by converting and rapidly increasing the number of financial stores and by extending the selection of product offerings. The Company plans to expand its 13 stores to 250 stores within the next several years, primarily through new center openings and franchise development. The Company intends to focus primarily on expanding its presence in the New York metropolitan area during 2007 and, during the latter part of 2007, would selectively target other major metropolitan areas, which have high concentrations of Hispanics. Management has scouted these primary markets and identified over 75 locations in the New York/New Jersey metropolitan area, 50 in the LA area, and 25 in Chicago. In addition, the Company has also evaluated secondary Hispanic markets in the states of North and South Carolina, Texas and Florida, for further expansion beyond 2007.

      Selected Acquisitions: The Company has identified several strategic acquisitions that would, not only increase its revenues and profits, but would accelerate the Company's ability to deliver financial products and services to its targeted customer base, rather than relying solely on strategic alliances to provide such services. The Company is in preliminary discussions with several potential target acquisitions. Although there is no assurance that any such acquisitions could be completed, such targeted businesses could include check cashing outlets, insurance brokers, and mortgage bankers or brokers. Such acquisitions, if completed, would enable the Company faster access to these sectors than would be available through normal licensing procedures and provide the Company with its own insurance company and direct lending relationships. As it is currently contemplated, the Company could require approximately $2-4 million for the anticipated cash portion of the purchase prices to complete some or all of its planned acquisitions. The Company contemplates that any such acquisitions would be structured with the sellers in some negotiated combination of cash, notes and possibly stock of the Company. At this time, the Company does not have adequate funds to complete any such acquisitions. During the first quarter of 2007, the Company intends to hire an investment banker to assist the Company in raising a minimum of $5 million, in some form of debt and/or equity financing to fund its growth and expansion strategy during the next twelve to eighteen months.

      Build Brand Recognition: The Company plans to employ focused and cost-effective sales, marketing and public relations programs. It will target specific groups using established, low-overhead marketing channels, the Internet and programs to develop strong brand awareness.

COMPETITION IS FRAGMENTED

      The success of the product strategy will depend, in part, on the competitive environment. However, we believe that Nuevo Financial is unique at adding value to the customer, which the Company believes will enable it to differentiate itself from competitors.

      While there is fragmentation in such areas as check cashing, consumer loans, calling centers, tax preparation, etc., there are some strong brands in selected categories, though most have not consolidated all of the services the way the Company intends to provide to its customer base. For example, individually, there are national retail consumer loan companies like Beneficial or American General, tax preparation services such as H & R Block, Jackson Hewitt, check cashing franchises such as Ace Cash Express, as well as several operators of regional calling centers like, VenCom Services in California and Intel Carriers in New York.

MARKETING IS DIFFERENTIATING FACTOR

      A primary vehicle for reaching customers is a retail environment where customers currently wire money to their "home" country, pay their phone and electric bills in the US and Latin America, make international calls to Latin American countries, purchase wireless products and access the Internet, among other services. While the Company is currently a Hispanic retailer in the United States with 13 storefronts located primarily in the New York and New Jersey metropolitan area, the model will be expanded to include the sale of host of financial products and services, such as tax preparation, insurance, financing and other related programs, including travel and real estate. To date, the Company has successfully branded its services throughout the NY metropolitan area and will seek to capitalize on its consistent and loyal customer base.

      By offering a diversified financial services and telecommunications product line, Nuevo Financial overcomes the challenges facing many of its competitors to meet a high fixed cost and overhead when they only offer one or just a few of the services the Company intends to provide, or by virtue of the fact that they only operate one or several locations. Through expansion and the saturation of our target markets, the Company overall costs per location will be reduced since such costs are spread amongst all of the locations. In addition, the Company's purchasing power for products and services should be more favorable than those of its smaller competitors. The Company's ability to market both low and high margin products and services, together with our customer service focus is key to building retail traffic volume. The Company markets its services to the general public and to local businesses. The Company intends to expand into a variety of advertising and marketing channels

      Retail Promotions: The Nuevo Financial Center is an important marketer of the Company's services to customers. Its strategic location in minority neighborhoods gives the Company a strong advertising vehicle and its diverse product line provides unique cross-promotional opportunities.

      Radio and Cable Advertising: Nuevo Financial also relies on radio and cable television advertising to access residential customers. Spanish radio stations, such as Radio Unica, which is a "news and sports" radio network, target heavy users of financial services and international calling to Latin America. Spanish radio is a low-cost method of advertising to the Company's primary customer.

      Telemarketing: The Company will utilize selective telemarketing to approach current customers about the additional product and services the Company will be offering. The Company believes that marketing by telephone can generate valuable leads for new business.

      Internet: The Company intends to take full advantage of the Internet by marketing its products and services to Hispanics domestically and internationally.

THE OPPORTUNITY IS ENHANCED THROUGH INFORMATION SYSTEMS

      Capturing customer data is one of the most important features of the Company's marketing strategy. Information obtained though the centers and online will be monitored and utilized to learn more about customer and enable the Company to dramatically enhance customer service and cross promotional opportunities. Nuevo's store concept leads management to price the service slightly above the market average; however, by offering a wide selection of products and services, the Company has the competitive advantage of being able to cross-promote or utilize these products and services for promotional incentives. In addition to price, the Company emphasizes non-price differences such as product range, customer service, education, information and quality.

      Additionally, the Company's information system will track customer profile data and purchasing habits. The Company believes that the advanced, effective and customer information system is vital to support its anticipated growth. The internet-based system is scalable for increases in the number of customers and products.

      One of the ways the Company is considering utilizing technology is through the development of a proprietary storage value platform. The Nuevo Financial storage value product would be a remittance card program based on a "gift card" type platform, which allows Nuevo Financial to track and administer the money flow from one cardholder in any Nuevo Financial location to a second cardholder in any other location and/or to create a loyalty program that can be utilized as a customer relationship management tool to offer a "rewards" for purchasing the Company's many products and services. In addition, the program would simplify the addition of other products and the transfer of funds to partners and by providing such products as phone cards, life insurance, and health benefits.

      Nuevo Financial is in discussion with several potential strategic partners in connection with such a program, which might also include the integration of such a proprietary card program with a debit or credit card provider, which would allow for various unique and powerful functionalities.

      The transfer of funds across international borders is regulated by the government Bank Secrecy Act and Anti-Money Laundering Regulation. The Company closely adheres to the Bank Secrecy Act ("BSA") regulations, which require financial institutions located in the U.S., including money remitters to collect information and maintain records for domestic and international money transfers of $3,000 and over.

STRATEGY FOR GROWTH

      Besides the branding and trust that the Company believes it has built in consumer's mind over the last seven (7) years, Nuevo has several other advantages to accelerate its product and center expansion and grow its business. Given the development of its telecommunication products, the Company has a state-of-the-art communication network with preferential telecommunication rates. Secondly, the Company has secured long term leases for most of its retail locations in its targeted Hispanic communities with significant foot traffic and calling volume.

      To expand its business, management is focused on completing several key objectives over the next 12 months. The initiation and completion of these objectives is contingent, in part, upon the Company's ability to raise capital. The amount of capital raised, if any, may determine the viability and priority of these objectives.

      While the Company will be seeking a minimum $5,000,000 upon completion of this Offering, the Company has set forth below the priority of its objectives, if solely based upon the amount of financing, if any, the Company may raise:

      Less than $1,000,000 in financing:

      o Secure key strategic partnerships with financial institutions and Latin America retailers

      o Receive permits and licenses to provide financial services not secured through acquisition

      o     Implement aggressive market campaigns to the Hispanic community

      Over $1,000,000, but less than $2,000,000 in financing:

      o Institute a centralized technology platform and database to process financial transactions

      o     Create e-commerce website

      o     Recruit a world class management team

      Over $2,000,000, but less than $5,000,000 in financing:

      o     Develop a turnkey franchise program

      o Complete strategic acquisitions for select financial services with license requirements.

      The Company plans to expand the retail center operations by undertaking a franchising and the "build-out and roll-out" of strategically located centers. It currently operates 13 stores in the New York metropolitan area that includes New Jersey counties across the Hudson River from New York City and New York counties that include Westchester County and Long Island..

      The Company also plans to use the Internet, direct marketing, radio, cable television and newspaper advertising to market its centers and promote its products and services.

EXPERIENCED MANAGEMENT TEAM

      The Company has a strong management team and Board of Directors with many years of experience in financial services, in retailing, in franchising, in growing companies and in dealing with the Hispanic community:

Name            Age                        Position
-------------   ---   -------------------------------------------
Jose Araque      52   Chief Executive Officer, President, Chief
                      Financial Officer, Secretary, Treasurer and
                      Director
Gary Zambrano    33   Director of Financial Services
Lyda Varela      46   Operations Manager

Also, See Directors and Executive Officers

      Jose L. Araque, Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, and Board Member, has 15 years experience in systems/project engineering with General Electric and Westinghouse and has managed his own marketing consulting firm over the past 4 years. He has an MBA from the State University of New York at Albany and an MS in Electrical Engineering from the Polytechnic Institute of New York.

      Gary Zambrano, Director of Financial Services, has over 20 years experience in the financial services industry with such companies as Allstate Insurance Company. Mr. Zambrano is licensed in real estate and insurance and has extensive mortgage and tax preparation experience.

      Lyda M. Varela, Operations Manager, has over fifteen years of administrative and operational experience. She has held various managerial positions at various entities in Colombia S.A., including Seguros Y Capitalizadora Colpatria a nationwide Life Insurance Company and Empresa Promotora de Salud a nationwide Heath Insurance Company. She was in charge of a staff of 45 people at her latter post. Ms. Valera has a BA in Business Administration from the Universidad Nacional de Colombia, S.A.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under the Securities and Exchange Act of 1934.

                                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Nonqualified
Name and                                       Stock     Option    Non-Equity        Deferred
principal                             Bonus    Awards    Awards    Incentive Plan    Compensation     All Other
position           Year   Salary ($)  ($)      ($)       ($)       Compensation ($)  Earnings ($)     Compensation ($) Total ($)
(a)                (b)    (c)         (d)      (e)       (f)       (g)               (h)              (i)              (j)
----------         ----  ----------   -----   -------    ------   -----------------  -------------    ---------------  -----------
Jose Araque, CEO,
President, CFO,
Secretary,         2006   $ 78,014                                                                                     $ 78,014
Treasurer and      2005   $ 69,037                                                                                     $ 69,037
Director           2004   $ 44,750                                                                                     $ 44,750
                   2003   $ 25,000                                                                                     $ 25,000

                                               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
------------------------------------------------------------------------------------------------------------------------------------
                                   OPTION AWARDS                                                      STOCK AWARDS
             --------------------------------------------------------------------   ------------------------------------------------
                                                                                                         Equity
                                                                                                         Incentive
                                                                                                         Plan        Equity
                                                                                                         Awards:     Incentive Plan
                                             Equity                                  Number    Market    Number of   Awards: Market
                                             Incentive Plan                          of        Value of  Unearned    or Payout
             Number of      Number of        Awards: Number                          Shares    Shares    Shares,     Value of
             Securities     Securities       of Securities                           or Units  or Units  Units or    Unearned
             Underlying     Underlying       Underlying                              of Stock  of Stock  Other       Shares, Units
             Unexercised    Unexercised      Unexercised     Option                  That      That      Rights      or Other
             Options        Options          Unearned        Exercise   Option       Have Not  Have Not  That Have   Rights That
             (#)            (#)              Options         Price      Expiration   Vested    Vested    Not Vested  Have Not Vested
Name         Exercisable    Unexercisable    (#)             ($)        Date         (#)       ($)       (#)         (#)
(a)          (b)            (c)              (d)             (e)        (f)          (g)       (h)       (i)         (j)
-----------  -----------   -------------     -------------   --------   ----------   --------  --------  ----------  --------------=
Jose
Araque,
CEO,
President,
CFO,
Secretary,
Treasurer      500,000                                       .001       9/2/2007
and Director


      A formal employment agreement has not been executed between the Company and its executive officer.

Indemnification of Directors and Officers and Related Matters

      The Company's Articles of Incorporation limits, to the maximum extent permitted by the Delaware Business Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions that involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Delaware General Corporation Law). The Articles of Incorporation provides further that the Company shall indemnify, to the fullest extent permitted by Delaware General Corporation Law, any person made a party to an action or proceeding by reason of the fact that such person was a director or officer.

      The indemnification provisions in the Company's Articles of Incorporation may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (The "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C., 20549, and on the SEC Internet site at http:\\www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling shareholders.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors, officers and key employees of the Company are as follows:

Name              Age   Position
---------------   ---   -----------------------------------------------------
Jose Araque        52   Chairman, CEO, President, CFO, Secretary and Treasurer
Rainey Sellars     43   Director
Timothy Gardner    37   Director

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

Jose Araque, Chairman, President, CEO, CFO, Secretary and Treasurer

Mr. Araque, a director since April 7, 2005, is the Chairman, President and CEO of Nuevo Financial Center, Inc. since April 2005. Prior to Nuevo Financial Center, Inc, he was the Chief Operating Officer at Telediscount Communications, Inc. from August 1998 to March 2005. While at Telediscount he was responsible for construction, managing and operation of the retail chain of stores aimed at providing communication products and services to the Hispanic ethnic market. From April 1996 to July 1998 he founded and developed Medical Marketing and Management, Inc., a consulting firm providing marketing and management services to the medical private practices industry. From January 1980 to March 1996 he worked in various engineering capacities at the General Electric Company and Westinghouse Electric Corp. for 10 and 5 years, respectively. Jose received his MBA from the State University of New York at Albany and a M.S. in Electrical Engineering from Polytechnic Institute of New York.

Rainey Sellars, Director

Mr. Sellars, a director since April 7, 2005, is a founding partner of Guardian Capital LLC, an SEC registered investment advisor established in September 2004, based in Miami, Florida. Prior to Guardian Capital, he was a Managing Director at Merrill Lynch (New York) for 13 years in the Institutional Group's International Equities Division. He spent the majority of that time responsible for Latin American/Emerging Market Institutional Sales (April 1993-January 2002) helping to build the team into the top-ranked sales and trading group. From February 2002-August 2004, he was based in Miami, with Merrill Lynch's International Private Client Group, developing the Private Investment Bank - a private-client platform which encompassed product selection, risk-adjusted performance and suitable costs for the ultra-high net worth segment. He has made numerous investments in startup companies including Nuevo Financial and 401K.com. He received his MBA from The London Business School in 1991 and a BS in Chemistry and Economics from UNC-Chapel Hill in 1985.

Timothy Gardner, Director

Mr. Gardner, a director since April 7, 2005, is a founding partner of Guardian Capital LLC, an SEC registered investment advisor established in 2004, based in Miami, Florida. Prior to Guardian Capital, he worked at Merrill Lynch for 11 years. From March 1993 to May 1995, he was based in London with the Latin America sales team. After a brief stint in New York in June 1995 to December 1996 with the emerging markets group, he was transferred to Buenos Aires where he was responsible for Merrill Lynch's institutional business until July 2000. Upon returning to London, he ran the Latin American and Eastern European Equity Sales group from August 2000 to January 2002. From February 2002 to August 2004, he worked alongside Rainey, in the International Private Client Group developing the Private Investment Bank - a new platform for high net worth individuals. Tim is a UK citizen and is fluent in Spanish. He received his BA in Business Administration with distinction from Oxford Brookes University in 1992.

Directors' Term of Office

Directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by our Board and serve at the discretion of the Board. Board members do not receive any compensation for their services.

Audit Committee and Audit Committee Financial Expert

The Board acts as our audit committee. No member of the Board is an "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Act.

To date, we have conducted limited operations and generated only minimal revenue since inception. In light of the foregoing, and upon evaluating our internal controls, our Board determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the SEC. Accordingly, our Board concluded that the benefits of retaining an individual who qualifies as an "audit committee financial expert" would be outweighed by the costs of retaining such a person.

Employees

At present, the Company employs a total of 45 employees, including one executive and two others, who are senior management. In addition, the Company currently utilizes the services of consultants in the areas of corporate and financial services. If the Company is successful in raising additional financing to implement its growth strategy, such plan includes increasing the number of retail stores and expanding its management team. Such executive and senior management positions to be hired could include a Chief Financial Officer, Chief Operating Officer, Director of Human Resources and Director of Marketing, which the Company believes would be necessary to support an expanding operation.

Company Facilities

      It currently operates 13 stores in the New York metropolitan area that includes New Jersey counties across the Hudson River from New York City and New York counties that include Westchester County, Long Island and the New York City boroughs. Management has scouted over 75 locations in the New York/New Jersey metropolitan area, 50 stores in the LA area, 25 in Chicago, 40 in the states of North and South Carolina, 15 in Dallas, and 15 in Orlando for further expansion. The Company plans to use the Internet, direct marketing, radio, cable television and newspaper advertising to market its centers and promote its products and services.

LIST OF LEASES:

      Nuevo Financial Centers - Stores Locations

 #            Stores                              Locations                    SQF    $/SQF     Term Left
--   -----------------------   --------------------------------------------   -----   -----   --------------
 1   Union City/Headquarters   2112 Bergenline Ave, Union City, NJ 07087      1 600    $15    5 Years
 2   West New York             6603 Bergenline Ave, West NY, NJ 07093         1 300    $28    5Years
 3   Brentwood                 755 Suffolk Ave, Brentwood, NY 11717           1 300    $28    6 Months
 4   Newark                    198 Ferry St, Newark, NJ 07105                 1 450    $26    Month to Month
 5   Sleepy Hollow             76 Beekman Ave, Sleepy Hollow, NY 10591        1 100    $20    15 Years
 6   Ossining                  22 Croton Ave, Ossining, NY 10502              1 000    $24    6 Months
 7   New Rochelle              514 Main St, New Rochelle, NY 10801            1 300    $21    5 Years
 8   Morristown                147 Speed Well Ave, Morristown, NJ 07960       1 600    $18    10 Years
 9   PortChester               219 West Chester Ave, Port Chester, NY 10573   1 100    $20    5 Years
10   Summit                    1409 Summit Ave, Union City, NJ 07087          1 000    $15    5 Years
11   Harrison                  601 Frank Rogers Blvd, Harrison, NJ 07029      1 160    $15    5 Years
12   Elizabeth-Elmora          125 Elmora Ave., Elizabeth, NJ 07208           1 503    $22    16 Years
13   Peekskill                 228 N Division St., Peekskill, NY 10566        1 200    $13    20 Years

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.

Results of Operations

For the Three Months and Nine Months Ended September 30, 2006 as compared to the Three Months and Nine Months Ended September 30, 2005

Since its inception on June 2, 2000 through March 11, 2005, the date of the Merger, the Company had no operations and was considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

Notwithstanding the foregoing, the following is a comparison of the three months and nine months ended September 30, 2006 and the same periods in 2005, as though the acquired entity was part of the Company prior to the Merger.

Net sales of company-owned stores decreased $173,006, or 20.1%, to $687,644 and increased $160,329, or 7.7% to $2,241,908 for the three months and nine months ended September 30, 2006, respectively, as compared to $860,650 and $2,081,579 for the same periods in 2005. The decrease in revenue was due primarily to a lower number of stores in operation for the three months ended September 30, 2006 as compared to the same period in 2005, while the increase in revenue for the nine months ended September 30, 2006 as compared to the same period in 2005 was due primarily to additional services available since the beginning of the 2006, which were not offered during the first nine months of 2005. For the three months and nine months ended September 30, 2006, approximately 32.2% of the Company's revenue was derived from long distance telephone calls, 44.9% of revenue was generated from the sale of prepaid cellular cards (17.9%), wire remittance services (14.3%) and cellular phones and related commissions (12.7%), while the remaining revenue, or 22.9%, was derived from miscellaneous services, such as internet access, photo IDs, courier and mailbox services, faxing and copying, each contributing no more than 5%.

Selling, general and administrative expenses increased $530,096, or 122.2%, to $963,723 and $730,184, or 59.3%, to $1,960,687 for the three months and nine months ended September 30, 2006 as compared to $433,627 and $1,230,503 for the same periods in 2005, due primarily to increases in taxes and related penalties of $234,463 and $163,341 due to sales and payroll tax assessments, administrative salaries of $175,464 and $314,359 due to the hiring of regional managers, store managers and administrative personnel, consulting services of $87,181 and $140,780 due to the hiring of a management consultant, loss on abandonment and sale of assets of $49,747 and $104,287 due the closing and sale of four stores, and telephone costs of $70,919 and $71,000 due to amounts claimed to be owed from the cancellation of long distance carrier contracts during the three and nine months ended September 30, 2006, respectively. These expenses were offset, in part, by a decrease in rent expense of $51,481 and $83,092 due to a lower number of stores in operation during the three and nine months ended September 30, 2006, respectively.

The Company had a net loss of $718,066 and $1,102,549 for the three months and nine months ended September 30, 2006, as compared to a net loss of $197,186 and $726,817 for the same periods in 2005 due primarily to the decrease in revenue and the increase in selling, general and administrative expenses discussed above.

For the Year Ended December 31, 2005 as compared to December 31, 2004

Since its inception on June 2, 2000, through the date of the Merger, the Company had no operations and was considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7. Notwithstanding, for the purpose of this management's discussion and analysis of financial condition and results of operations, the Company is comparing the years ended December 31, 2005 and 2004 of the acquired entity.

Net sales of company-owned stores for the year ended December 31, 2005 decreased $278,719, or 8.6% to $2,956,388, as compared to $3,235,107 for the same period in 2004. Such decrease was primarily due to a lower number of stores in operation during 2005 as compared to the same period in 2004, as the Company had closed six (6) unprofitable stores during 2004. For 2005, approximately 35% of the Company's revenue was derived from long distance telephone calls, while revenues generated from bill payment and wire remittance services, as well as the sale of cellular phones and prepaid cellular cards, each contributed approximately 13-14%. The remainder was derived from miscellaneous services such as internet access, prepaid long distance phone cards, photo IDs, courier and mailbox services, faxing and copying.

The Company had a net loss of $953,739 for the year ended December 31, 2005, an increase of $569,456 or 148% as compared to a loss of $384,283 for the same period in 2004. Such increase was primarily due to a loss from the abandonment of assets of $114,072, approximately $124,000 in tax penalties attributable to the late payment of employment taxes and a settlement with the Department of Labor for the nonpayment of employee overtime and, $309,000 attributable to the decrease in revenues and lower gross profit margin due to an 8.2% increase in the cost of goods sold percentage to 74.4% in 2005 as compared to 66.2% for the same period in 2004.

Liquidity and Capital Resources

As of September 30, 2006, the Company had negative working capital of $1,443,402 and cash on hand of $138,032.

During the nine months ended September 30, 2006, the Company's operating activities used approximately $546,300 of cash. This was principally due to the net loss of $1,102,500 and an increase in prepaid insurance $6,200 which was offset, in part, by non-cash items of $133,900, a decrease in accounts payable and accrued liabilities of $402,900, decreases in inventory of $4,500, security deposits of $10,400 and accounts receivable of $10,700. The Company believes that it can improve its operating cash flows by continuously monitoring its Company-owned stores, successfully implementing new marketing strategies, and increasing its gross margins through the introduction of financial products and services, cost containment, among other things.

For the nine months ended September 30, 2006, cash flows used in investing activities were approximately $1,500, primarily due to miscellaneous equipment purchases and proceeds from the sale of certain assets.

For the nine months ended September 30, 2006, cash flows generated by financing activities were $592,000, raised from the two convertible note transactions completed during the first and second quarters (See Note 4 - Notes Payable, included in the Notes to Condensed Financial Statements of this Report).

As of December 31, 2005, the Company had negative working capital of $578,668 and cash on hand of $90,873. As of December 31, 2004 the Company had working capital of $166,709 and cash on hand of $9,277. During 2005, the Company's operating activities used approximately $581,000 of cash. This was principally due to the net loss of $954,000 and an increase in accounts receivable of $47,000 and offset, in part, by non-cash items of $230,000, decreases in inventory of $237,000 and security deposits of $52,000 and increases in accounts payable and accrued liabilities of $212,000. The Company believes it can improve its operating cash flows by continuously monitoring its Company-owned stores by new marketing strategies, increasing its gross margins, through the introduction of financial products and services, cost containment, among other things.

For the year ended December 31, 2005, cash flows used in investing activities were approximately $74,000, primarily due to capital expenditures and equipment purchases, including the renovation of one of its Company-owned stores to reflect the Nuevo branding and financial services model.

For the year ended December 31, 2005, cash flows generated by financing activities were $425,000 raised from the Bridge Loan (see Note 4 - Notes Payable, included in the Notes to Consolidated Financial Statements of this Report).

In addition to the Bridge Loan, the Company raised additional capital during the first and second quarter of 2006 (see Note 9 - Subsequent Events, included in the Notes to Consolidated Financial Statements of this Report), which the Company believes provides it with sufficient financial resources to fund its current operations for the twelve months ending December 31, 2006.

Without taking into consideration its growth and expansion plans, the Company believes that it will require approximately $1,000,000 to fund its normal operations for the twelve months ended December 31, 2007.

Notwithstanding the foregoing, the Company is seeking additional capital to execute its revised business plan. However, there can be no assurance that the Company will be able to secure such additional financing or whether such financing, if obtained, will be available on terms favorable to the Company.

On November 1, 2006, the Company secured $500,000 of such financing and will continue to seek the additional financing it believes it requires for the twelve months ended December 31, 2007 (see Note 6 - Subsequent Events, included in the Notes to Condensed Financial Statements of this Report).

Plan of Operation

The following plan of operation for the Company covers the twelve month period commencing from the date of this quarterly report.

The Company will continue to review and improve its existing operations by monitoring store performance, introducing new products and services, implementing aggressive marketing programs, and instituting employee sales training programs, cost containment, amongst other things.

As part of these initiatives, the Company is seeking to expand it's predominantly telecommunications based operations into "financial centers". As such, the Company proposes to offer higher margin financial products, such as real estate, travel, insurance, mortgages and other financial products and services to its customers.

The Company will continue to seek the additional financing it requires to implement its conversion and expansion strategy. The Company has defined a list of actions that have already been undertaken or which it hopes to begin implementing in 2006 to achieve its growth plans:

      o Secure key strategic partnerships with financial institutions and Latin America retailers;

      o Complete strategic acquisitions for select financial services with license requirements;

      o Receive permits and licenses to provide financial services not secured through acquisition;

      o Institute a centralized technology platform and database to process financial transactions;

      o     Implement aggressive market campaigns to the Hispanic community;

      o     Develop a turnkey franchise program;

      o     Create e-commerce website; and,

      o     Recruit a world class management team.

Off-Balance Sheet Arrangements.

An off-balance sheet arrangement is any contractual arrangement involving an unconsolidated entity under which a company has (a) made guarantees, (b) a retained or a contingent interest in transferred assets, (c) any obligation under certain derivative instruments or (d) any obligation under a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk, or credit risk support to the company, or engages in leasing, hedging, or research and development services within the company.

The Company does not have any off-balance sheet financing or unconsolidated variable interest entities, with the exception of certain guarantees on leases.

                                   LITIGATION

The Company was recently named as an additional defendant in a lawsuit against the City of New York for an alleged slip and fall which purportedly occurred near a former location of the Company. At this time, the Company has no information as to the extent of the claim and has hired an attorney to outside legal counsel to investigate the matter further.

In May 2005, a judgment from the United States Department of Labor was entered into against Telediscount for alleged violations of the Fair Labor Standards Act and was assessed a penalty of $100,000, requiring an initial payment of $16,000 at May 1, 2005, with the remaining balance of approximately $84,000 payable over a period of twelve equal monthly installments. As of September 30, 2006, the Company satisfied this liability, in full, in accordance with the terms of the agreement.

On October 11, 2005, a judgment was entered against Telediscount in the amount of $36,634 for an outstanding debt to a former consultant, who also served as a former Chief Executive Officer of Telediscount and is a current shareholder of the Company. The debt remains unsatisfied, although the Company has been making payments and is in the process of negotiating a formal settlement.

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions incidental to the normal operations of the business. As of the date of this offering, we are not aware of any other material claims, lawsuits, disputes with third parties or the like that would have any material affect on our business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our common stock were beneficially owned as of January 16, 2007, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our director, (3) our executive officer, and (4) our director and executive officer as a group. In general, "beneficial ownership" includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options, or warrants, that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 25,668,223 shares outstanding on January 16, 2007.

The address of each of the director and executive officer listed below is c/o Nuevo Financial Center, Inc., 2112 Bergenline Avenue, Union City, New Jersey, 07087.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this memorandum, and as adjusted to reflect the maximum sale of Common Stock offered by this Memorandum, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially five percent (5%) or more of the Company's Common Stock, (ii) each of the Named Executive Officers, (iii) by each of the Company's directors and director designates, and (iv) by all directors, director designates and executive officers as a group. The Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

Name of Shareholder                                        Number of Shares   Percentage Owned
--------------------------------------------------------   ----------------   ----------------
Trey Rhyne (1)                                                 2,849,586           11.10%
Rene Kleyweg (2)                                               2,381,015            9.28%
Edward Cabrera (3)                                             2,196,026            8.56%
REAN, LLC (4)                                                  1,699,384            6.62%
Jose Araque (5)                                                1,630,699            6.35%
Angel Castellanos (6)                                          1,630,699            6.35%
John Binnie (7)                                                1,533,157            5.97%
Paul Dewinter (8)                                              1,214,916            4.73%
Christian Kutscher (9)                                         1,106,123            4.31%
Jim Gatheral (10)                                              1,088,889            4.24%
Brian Abdoo (11)                                               1,088,889            4.24%
Les Services Financiers Francis Mailhot, Inc. (12)               806,747            3.10%
Keith Geoff (13)                                                 700,000            2.73%
Jason Harkavy (14)                                               700,000            2.73%
Tim Clorite (15)                                                 700,000            2.73%
Rainey Sellars (16)                                              569,776            2.22%
Timothy Gardner (17)                                             297,829            1.16%
Envios de Valores La Nacional Corp. (18)                         282,855            1.10%
Gregory Piccininno (19)                                          145,099            0.57%
John Chandler (20)                                               114,435            0.45%
Marie-France Giguere (21)                                         62,500            0.24%
Benjamin Cowley (22)                                              11,444            0.05%
                                                              ----------          ------
Total Shares Held by Directors, Officers, Control and or
  Affiliates                                                  22,810,068           88.87%
Total Shares Held by the Public (23)                           2,858,155           11.13%
                                                              ----------
Total Shares Outstanding (24)                                 25,668,223          100.00%
                                                              ----------
Secured Convertible Note (25)                                  2,541,100
Warrants (26)                                                  1,500,000
Options (27)                                                   1,000,000
Warrants (28)                                                  1,240,729
                                                              ----------
Total Shares Outstanding on a fully diluted basis             31,950,052
                                                              ==========

1) Invested $130,000 (Series D) on September 8, 2000 and $400,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 288,889 and 16,312,026 shares of common stock of TC, respectively. All 16,600,915 shares of TC were subsequently converted to 2,849,586 shares of common stock of MCVH upon the Merger.

2) Invested $75,000 (Series C) on April 7, 2000, $50,000 (Series D) on September 8, 2000 and $30,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 166,667, 111,111 and 13,593,355 shares of common stock of TC, respectively. All 13,871,133 shares of TC were subsequently converted to 2,381,015 shares of common stock of MCVH upon the Merger.

3) Invested $100,000 initial equity (Series A) on August 12, 1999 and $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004, in exchange for 9,500,000 and 2,265,559 shares of common stock of TC, respectively. All 11,765,559 shares of TC were subsequently converted to 2,019,588 shares of common stock of MCVH upon the Merger. After the merger, invested $7,000 in a secured promissory note on March 25, 2006 which, together with interest of $58, was subsequently converted to 176,438 shares of common stock of MCVH.

4) REAN, LLC is a company in which voting and dispositive control is collectively held by Edwin R. Neel, Richard J. Arrol, George W. Simmons, and Benjamin Kirbo. Invested $500,000 (Series E) on January 15, 2001, $25,000 (Series F) on October 29, 2001 and $15,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 111,111, 55,555 and 6,796,677 shares of common stock of TC, respectively. All 6,963,343 shares of TC were subsequently converted to 1,195,275 shares of common stock of MCVH upon the Merger. After the merger, invested $20,000 in a secured promissory note on March 25, 2006, which, together with interest of $164, was subsequently converted to 504,109 shares of common stock of MCVH.

5) Invested $100,000 initial equity (Series A) on August 12, 1999 in exchange for 9,500,000 shares of common stock of TC, which were subsequently converted to 1,630,699 shares of common stock of MCVH upon the Merger.

6) Invested $100,000 initial equity (Series A) on August 12, 1999 in exchange for 9,500,000 shares of common stock of TC, which were subsequently converted to 1,630,699 shares of common stock of MCVH upon the Merger.

7) Invested $300,000 (Series C) on April 7, 2000 and $15,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 666,667 and 6,796,677 shares of common stock of TC, respectively. All 7,463,344 shares of TC were subsequently converted to 1,281,102 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

8) Invested $5,000 (Series H, which came with preferred rights whereby such owners were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $41, was subsequently converted to 126,027 shares of common stock of MCVH.

9) Invested $200,000 (Series D) on September 8, 2000 and $10,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) in exchange for 444,444 and 4,531,118 shares of common stock of TC, respectively. All 4,975,562 shares of TC were subsequently converted to 854,068 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

10) Invested $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger.

11) Invested $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger.

12) Les Services Financiers Francis Mailhot, Inc. is a company in which voting and dispositive control is held by Francis Mailhot. On March 21, 2005 received 297,500 shares of common stock for services rendered in connection with the Merger. Obtained 557,000 shares of common stock through a private transaction with existing MCVH shareholders, of which 173,100 were subsequently sold through a private transaction. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $14, was subsequently converted to 125,347 shares of common stock of MCVH.

13) $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

14) $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

15) $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

16) Invested $200,000 (Series B) on September 2, 1999, in exchange for 1,500,000 shares of common stock of TC and on October 29, 2001, the Company's Board authorized 195,397 common shares to be awarded as compensation for assistance in raising capital and 155,555 common shares as an additional incentive. All 1,850,952 shares of TC were subsequently converted to 317,721 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

17) Invested $100,000 (Series C) on April 7, 2000 and $20,000 (Series F) on October 29, 2001 in exchange for 222,222 and 44,445 shares of common stock of TC, respectively. All 266,667 shares of TC were subsequently converted to 45,774 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

18) Envios de Valores La Nacional Corporation is a corporation in which voting and dispositive control is collectively held by Allan H. Friedman and Dilice Villafana. Invested $350,000 (Series G) on May 1, 2003 in exchange for 1,743,213 shares of common stock representing 5% of the fully diluted shares of the Company, all of which were converted to 282,855 shares of common stock of MCVH upon the Merger.

19) Invested $50,000 (Series E) on January 15, 2001 in exchange for 111,111 shares of common stock of TC, all of which were subsequently converted to 19,072 shares of common stock of MCVH upon the Merger. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $41, was subsequently converted to 126,027 shares of common stock of MCVH.

20) Invested $100,000 (Series C) on April 7, 2000, $100,000 (Series D) on September 8, 2000, and $100,000 (Series E) on January 15, 2001 in exchange for 222,222, 222,222 and 222,222 shares of common stock of TC, respectively. All 666,666 shares of TC were subsequently converted to 114,435 shares of common stock of MCVH upon the Merger.

21) Obtained her shares through a private transaction with existing MVCH shareholders.

22) Invested $30,000 (Series F) on October 29, 2001 in exchange for 66,667 shares of common stock of TC, all of which were subsequently converted to 11,444 shares of common stock of MCVH upon the Merger.

23) There are 2,858,155 shares held by the public of which, 1,850,000 common shares are already registered for trading.

24) There are a total of 25,668,223 common shares outstanding owned by a total of 106 shareholders.

25) On May 2, 2006, the Company entered into a Secured Convertible Note ("Secured Note") with Vision Opportunity Capital Partners, LP ("Vision"), in the amount of $500,000. Vision has the right to convert any or all of the Secured Note, together with interest calculated at 10% per year, into shares of the Company's common stock under certain terms and conditions, the lowest price of which is $0.20 per share.

26) As part of the Secured Note, Vision has the right, up to no later than 270 days after May 2, 2006, to subscribe and purchase Class A warrants to purchase 1,000,000 shares of common stock, at $.50 per share and Class B warrants to purchase 500,000 shares of common stock at $1.00 per share.

27) Jose Araque, the Company's Chairman, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director of the Issuer and Ed Cabrera, a consultant were each granted 500,000 share purchase options at $0.001in 2000. The options are currently exercisable and will expire on September 2, 2007.

28) Sebastian Giordano is a management consultant to the Company, and has the right to subscribe and purchase warrants to purchase 1,240,729 shares of common stock, at $.80 per share.

                              SELLING SHAREHOLDERS

The table below sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The shares of common stock being offered in this prospectus (including shares issuable upon the conversion of convertible promissory notes) were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 4(2) of the Securities Act.

Because the selling shareholders may offer all, some, or none of their shares of our common stock, we cannot provide a definitive estimate of the number of shares that the selling shareholders will hold after this offering.

Other than as indicated, none of the selling shareholders has at any time during the past three years acted as one of our employees, officers, or directors or otherwise had a material relationship with us.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of common stock issuable through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days, and upon the conversion of promissory notes that are presently convertible or may be converted within 60 days. Each selling shareholder's percentage of ownership in the following table is based on 25,668,223 shares of common stock outstanding as of January 16, 2007.

                                                   Shares beneficially owned prior to      Number of      Shares beneficially owned
                                                              the offering               common shares       after the offering
                                                   ----------------------------------    registered in    -------------------------
              Selling Shareholder                        Number       Percent           this prospectus      Number     Percent
------------------------------------------------       ---------      -------           ---------------      ------     -------
2964-2097 QUEBEC INC  (1)                                100,000       0.39%                 100,000            0         0.0%
3516776 CANADA INC  (2)                                  155,000       0.60%                 155,000            0         0.0%
3650162 CANADA INC (3)                                    20,000       0.08%                  20,000            0         0.0%
6265880 CANADA INC  (4)                                   15,000       0.06%                  15,000            0         0.0%
Alice Arnold (5)                                             500       0.00%                     500            0         0.0%
REAN, LLC  (6)                                         1,699,384       6.62%               1,699,384            0         0.0%
ASR INVEST LTD  (7)                                      238,500       0.93%                 238,500            0         0.0%
Irma Barrientos  (8)                                         500       0.00%                     500            0         0.0%
Richard Binhammer  (9)                                       500       0.00%                     500            0         0.0%
Angela Buffa (10)                                            500       0.00%                     500            0         0.0%
Eddy Cabrera Sr. (11)                                        500       0.00%                     500            0         0.0%
Catherine Calve (12)                                         500       0.00%                     500            0         0.0%
Canaccord Capital Corporation (13)                        15,000       0.06%                  15,000            0         0.0%
Sebastien Choquet (14)                                       100       0.00%                     100            0         0.0%
Jean Clement (15)                                            100       0.00%                     100            0         0.0%
CNL FINANCE LTD (16)                                     399,300       1.56%                 399,300            0         0.0%
Claude Cossette (17)                                         100       0.00%                     100            0         0.0%
Danielle Coupal (18)                                         100       0.00%                     100            0         0.0%
Sylvain Demers (19)                                          100       0.00%                     100            0         0.0%
Anne-Marie Desmarais (20)                                    100       0.00%                     100            0         0.0%
Bruno Desmarais (21)                                      20,000       0.08%                  20,000            0         0.0%
Dominique Desmarais (22)                                     100       0.00%                     100            0         0.0%
Jean-Francois Desmarais (23)                                 100       0.00%                     100            0         0.0%
Michel Desmarais (24)                                        100       0.00%                     100            0         0.0%
Stephane Doyon (25)                                          100       0.00%                     100            0         0.0%
Magali Durand (26)                                           100       0.00%                     100            0         0.0%
Francis Fokom (27)                                         8,200       0.03%                   8,200            0         0.0%
Carole Fyfe (28)                                             100       0.00%                     100            0         0.0%
Paul Fyfe (29)                                               100       0.00%                     100            0         0.0%
Suzanne Fyfe (30)                                            100       0.00%                     100            0         0.0%
Lupe Galvan (31)                                             500       0.00%                     500            0         0.0%
Martine Gariepy (32)                                         100       0.00%                     100            0         0.0%
Josee Gauthier (33)                                          100       0.00%                     100            0         0.0%
GESTION CD LAM INC.(34)                                   85,500       0.33%                  85,500            0         0.0%
Marie-France Giguere (35)                                 62,500       0.24%                  62,500            0         0.0%

                                                   Shares beneficially owned prior to      Number of      Shares beneficially owned
                                                              the offering               common shares       after the offering
                                                   ----------------------------------    registered in    -------------------------
              Selling Shareholder                        Number       Percent           this prospectus      Number     Percent
------------------------------------------------       ---------      -------           ---------------      ------     -------
Pierette Guerin (36)                                         100       0.00%                     100            0         0.0%
Saul Hernandez (37)                                          500       0.00%                     500            0         0.0%
International Securities  Group (38)                      10,000       0.04%                  10,000            0         0.0%
Isaac Krausz (39)                                          7,500       0.03%                   7,500            0         0.0%
Sylvain Lachance (40)                                        100       0.00%                     100            0         0.0%
Carole Bellemare Lamoureux (41)                              100       0.00%                     100            0         0.0%
Anne Lapointe (42)                                           100       0.00%                     100            0         0.0%
Marie-Eve Lapointe (43)                                      100       0.00%                     100            0         0.0%
Neil Lapointe (44)                                           100       0.00%                     100            0         0.0%
Pascale Lapointe (45)                                        100       0.00%                     100            0         0.0%
Gilbert Laurin (46)                                          500       0.00%                     500            0         0.0%
W. Scott Lawler (47)                                     150,000       0.58%                 150,000            0         0.0%
Gilles Lefebvre (48)                                         100       0.00%                     100            0         0.0%
Louise Legendre (49)                                         100       0.00%                     100            0         0.0%
Les Services Financiers Francis Mailhot Inc (50)         806,747       3.15%                 806,747            0         0.0%
Don Loiselle (51)                                         17,500       0.07%                  17,500            0         0.0%
Dennis Mahbeer (52)                                          100       0.00%                     100            0         0.0%
Paul Mariani (53)                                            500       0.00%                     500            0         0.0%
Ofelia Martinez (54)                                         500       0.00%                     500            0         0.0%
Jacqueline McGowan (55)                                      100       0.00%                     100            0         0.0%
P Mease (56)                                                 500       0.00%                     500            0         0.0%
Bill Mesler (57)                                             500       0.00%                     500            0         0.0%
Mark Mesler (58)                                             500       0.00%                     500            0         0.0%
Francois Messier (59)                                        100       0.00%                     100            0         0.0%
Midland Bearing Asset Value Corp. (60)                   100,000       0.39%                 100,000            0         0.0%
NBCN Clearing, Inc. (61)                                   5,000       0.02%                   5,000            0         0.0%
NBCN Inc. ITF Gestion CD LAM Inc. (62)                   125,000       0.49%                 125,000            0         0.0%
Peter Nikiforos (63)                                       1,000       0.06%                   1,000            0         0.0%
Osprey Services Ltd (64)                                     500       0.00%                     500            0         0.0%
Gilles Parent (65)                                         4,000       0.02%                   4,000            0         0.0%
Elena Paul (66)                                              500       0.00%                     500            0         0.0%
Fatima Paulo (67)                                            100       0.00%                     100            0         0.0%
Alison Pringle (68)                                          500       0.00%                     500            0         0.0%

                                                   Shares beneficially owned prior to      Number of      Shares beneficially owned
                                                              the offering               common shares       after the offering
                                                   ----------------------------------    registered in    -------------------------
              Selling Shareholder                        Number       Percent           this prospectus      Number     Percent
------------------------------------------------       ---------      -------           ---------------      ------     -------
Jean-Jacques Provencher (69)                               5,000       0.02%                   5,000            0         0.0%
Jean-Sebastien Provencher (70)                            16,400       0.06%                  16,400            0         0.0%
Rahn & Bodmer (71)                                       393,000       1.53%                 393,000            0         0.0%
RBC Dominion Securities, Inc. (72)                        30,000       0.12%                  30,000            0         0.0%
Sophie Rochette (73)                                         100       0.00%                     100            0         0.0%
Rush & Co. (74)                                           16,000       0.06%                  16,000            0         0.0%
Blanca Sanchez (75)                                          500       0.00%                     500            0         0.0%
Samantha Santos (76)                                         500       0.00%                     500            0         0.0%
Andre St-Arnaud (77)                                         100       0.00%                     100            0         0.0%
Christian St-Arnaud (78)                                     100       0.00%                     100            0         0.0%
Sylvain St-Arnaud (79)                                       100       0.00%                     100            0         0.0%
Richard St-Julien (80)                                   150,000       0.58%                 150,000            0         0.0%
Fabien Verret (81)                                           100       0.00%                     100            0         0.0%
Therese Versaille (82)                                       100       0.00%                     100            0         0.0%
Normand Vidal (83)                                           100       0.00%                     100            0         0.0%
Vintage Filing LLC (84)                                    1,000       0.00%                   1,000            0         0.0%
Von Alven Corp (85)                                      180,100       0.70%                 180,100            0         0.0%
Warburg Capital Holding (86)                             325,000       1.27%                 325,000            0         0.0%
Trey Rhyne (87)                                        2,849,586      11.10%               2,849,586            0         0.0%
Rene Kleyweg (88)                                      2,381,015       9.28%               2,381,015            0         0.0%
Ed Cabrera (89)                                        2,196,026       8.56%               2,196,026            0         0.0%
Jose Araque (90)                                       1,630,699       6.35%               1,630,699            0         0.0%
Angel Castellanos (91)                                 1,630,699       6.35%               1,630,699            0         0.0%
John Binnie (92)                                       1,533,157       5.97%               1,533,157            0         0.0%
Rainey Sellars (93)                                      569,776       2.22%                 569,776            0         0.0%
Tim Gardner (94)                                         297,829       1.16%                 297,829            0         0.0%
Jim Gatheral (95)                                      1,088,889       4.24%               1,088,889            0         0.0%
Paul Dewinter (96)                                     1,214,916       4.73%               1,214,916            0         0.0%
Brian Abdoo (97)                                       1,088,889       4.24%               1,088,889            0         0.0%
Christian Kutscher (98)                                1,106,123       4.31%               1,106,123            0         0.0%
Keith Geoff (99)                                         700,000       2.73%                 700,000            0         0.0%
Jason Harkavy (100)                                      700,000       2.73%                 700,000            0         0.0%
Tim Clorite (101)                                        700,000       2.73%                 700,000            0         0.0%
John Chandler (102)                                      114,435       0.45%                 114,435            0         0.0%
Gregory Piccininno (103)                                 145,099       0.57%                 145,099            0         0.0%

                                                   Shares beneficially owned prior to      Number of      Shares beneficially owned
                                                              the offering               common shares       after the offering
                                                   ----------------------------------    registered in    -------------------------
              Selling Shareholder                       Number        Percent           this prospectus      Number     Percent
------------------------------------------------      ----------      -------           ---------------      ------     -------
Benjamin Cowley (104)                                     11,444        0.04%                  11,444           0         0.0%
Charles Morgan (105)                                     252,055        0.98%                 252,055           0         0.0%
La Nacional Corporation (106)                            282,855        1.10%                 282,855           0         0.0%
Total                                                 25,668,223       100.0%              25,668,223           0         0.0%

1) 2964-2097 QUEBEC INC is a company in which voting and dispositive control is held by Gaetan Morin. Obtained its shares through a private transaction with existing MVCH shareholders.

2) 3516776 CANADA INC is a company in which voting and dispositive control is held by Simon Phaneuf. Obtained its shares through a private transaction with existing MVCH shareholders.

3) 3650162 CANADA INC is a company in which voting and dispositive control is held by Simon Phaneuf. Obtained its shares through a private transaction with existing MVCH shareholders.

4) 6265880 CANADA INC is a company in which voting and dispositive control is held by Nathalie Morissette. Obtained its shares through a private transaction with existing MVCH shareholders.

5) Alice Arnold obtained her shares through a private transaction with existing MVCH shareholders.

6) REAN, LLC is a company in which voting and dispositive control is collectively held by Edwin R. Neel, Richard J. Arrol, George W. Simmons, and Benjamin Kirbo. Invested $500,000 (Series E) on January 15, 2001, $25,000 (Series F) on October 29, 2001 and $15,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 111,111, 55,555 and 6,796,677 shares of common stock of TC, respectively. All 6,963,343 shares of TC were subsequently converted to 1,195,275 shares of common stock of MCVH upon the Merger. After the merger, invested $20,000 in a secured promissory note on March 25, 2006, which, together with interest of $164, was subsequently converted to 504,109 shares of common stock of MCVH.

7) ASR INVEST LTD is a company in which voting and dispositive control is held by Trevor Vale. Obtained its shares through a private transaction with existing MVCH shareholders.

8) Irma Barrientos obtained her shares through a private transaction with existing MVCH shareholders.

9) Richard Binhammer obtained his shares through a private transaction with existing MVCH shareholders.

10) Angela Buffa obtained her shares through a private transaction with existing MVCH shareholders.

11) Eddy Cabrera Sr. (father of Edward Cabrera) obtained his shares through a private transaction with existing MVCH shareholders.

12) Catherine Calve obtained her shares through a private transaction with existing MVCH shareholders.

13) Canaccord Capital Corporation is a company in which voting and dispositive control is held by Costa Thomas. Obtained its shares through a private transaction with existing MVCH shareholders.

14) Sebastien Choquet obtained his shares through a private transaction with existing MVCH shareholders.

15) Jean Clement obtained his shares through a private transaction with existing MVCH shareholders.

16) CNL FINANCE LTD is a company in which voting and dispositive control is held by Fred Coulon. Obtained its shares through a private transaction with existing MVCH shareholders.

17) Claude Cossette obtained his shares through a private transaction with existing MVCH shareholders.

18) Danielle Coupal obtained her shares through a private transaction with existing MVCH shareholders.

19) Sylvain Demers obtained her shares through a private transaction with existing MVCH shareholders.

20) Anne-Marie Desmarais obtained her shares through a private transaction with existing MVCH shareholders.

21) Bruno Desmarais - On June 26, 2001, received all 5,000,000 shares of common stock, representing 100% of then issued and outstanding stock of the Company for services rendered in the amount of $500. Immediately prior to the Merger, cancelled 3,736,000 shares and sold 1,224,000 shares in a private transaction.

22) Dominique Desmarais obtained her shares through a private transaction with existing MVCH shareholders.

23) Jean-Francois Desmarais obtained his shares through a private transaction with existing MVCH shareholders.

24) Michel Desmarais obtained his shares through a private transaction with existing MVCH shareholders.

25) Stephen Doyon obtained his shares through a private transaction with existing MVCH shareholders.

26) Magali Durand obtained her shares through a private transaction with existing MVCH shareholders.

27) Francis Fokom obtained his shares through a private transaction with existing MVCH shareholders.

28) Carole Fyfe obtained her shares through a private transaction with existing MVCH shareholders.

29) Paul Fyfe obtained his shares through a private transaction with existing MVCH shareholders.

30) Suzanne Fyfe obtained her shares through a private transaction with existing MVCH shareholders.

31) Lupe Galvan obtained his shares through a private transaction with existing MVCH shareholders.

32) Martine Gariepy obtained her shares through a private transaction with existing MVCH shareholders.

33) Josee Gauthier obtained her shares through a private transaction with existing MVCH shareholders.

34) GESTION CD LAM is a company in which voting and dispositive control is held by Jean-Guy Lambert. Obtained its shares through a private transaction with existing MVCH shareholders.

35) Marie-France Giguere obtained her shares through a private transaction with existing MVCH shareholders.

36) Pierette Guerin obtained his shares through a private transaction with existing MVCH shareholders.

37) Saul Hernandez obtained his shares through a private transaction with existing MVCH shareholders.

38) International Securities Group is a company in which voting and dispositive control is held by Caroline Winsor. Obtained its shares through a private transaction with existing MVCH shareholders.

39) Isaac Krausz obtained his shares through a private transaction with existing MVCH shareholders.

40) Sylvain Lachance obtained his shares through a private transaction with existing MVCH shareholders.

41) Carole Bellemare Lamoureux obtained her shares through a private transaction with existing MVCH shareholders.

42) Anne Lapointe obtained her shares through a private transaction with existing MVCH shareholders.

43) Marie-Eve Lapointe obtained her shares through a private transaction with existing MVCH shareholders.

44) Neil Lapointe obtained his shares through a private transaction with existing MVCH shareholders.

45) Pascale Lapointe obtained his shares through a private transaction with existing MVCH shareholders.

46) Gilbert Laurin obtained his shares through a private transaction with existing MVCH shareholders.

47) W. Scott Lawler provided legal services to the Company valued at $15,000 based upon a rate of $175 per hour, resulting in the issuance of 150,000 shares on April 9, 2002.

48) Gilles Lefebvre obtained his shares through a private transaction with existing MVCH shareholders.

49) Louise Lefebvre obtained her shares through a private transaction with existing MVCH shareholders.

50) Les Services Financiers Francis Mailhot, Inc. is a company in which voting and dispositive control is held by Francis Mailhot. On March 21, 2005 received 297,500 shares of common stock for services rendered in connection with the Merger. Obtained 557,000 shares of common stock through a private transaction with existing MCVH shareholders, of which 173,100 were subsequently sold through a private transaction. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $14, was subsequently converted to 125,347 shares of common stock of MCVH.

51) Don Loiselle obtained his shares through a private transaction with existing MVCH shareholders.

52) Dennis Mahbeer obtained his shares through a private transaction with existing MVCH shareholders.

53) Paul Mariani obtained his shares through a private transaction with existing MVCH shareholders.

54) Ofelia Martinez obtained his shares through a private transaction with existing MVCH shareholders.

55) Jacqueline McGowan obtained her shares through a private transaction with existing MVCH shareholders.

56) P Mease obtained his shares through a private transaction with existing MVCH shareholders.

57) Bill Mesler obtained his shares through a private transaction with existing MVCH shareholders.

58) Mark Mesler obtained his shares through a private transaction with existing MVCH shareholders.

59) Francois Messier obtained his shares through a private transaction with existing MVCH shareholders.

60) Midland Bearing Asset Value Corp. is a company in which voting and dispositive control is held by Jean-Francois Amyot. Obtained its shares through a private transaction with existing MVCH shareholders.

61) NBCN Clearing, Inc. is a company in which voting and dispositive control is held by Homer Pateridis. Obtained its shares through a private transaction with existing MVCH shareholders.

62) NBCN Inc. ITF Gestion CD LAM, Inc. is a company in which voting and dispositive control is held by Jean-Guy Lambert. Obtained its shares through a private transaction with existing MVCH shareholders.

63) Peter Nikiforos obtained his shares through a private transaction with existing MVCH shareholders.

64) Osprey Services Ltd. is a company in which voting and dispositive control is held by Jean-Francois Amyot. Obtained its shares through a private transaction with existing MVCH shareholders.

65) Gilles Parent obtained his shares through a private transaction with existing MVCH shareholders.

66) Elena Paul obtained her shares through a private transaction with existing MVCH shareholders.

67) Fatima Paulo obtained her shares through a private transaction with existing MVCH shareholders.

68) Alison Pringle obtained her shares through a private transaction with existing MVCH shareholders.

69) Jean-Jacques Provencher obtained his shares through a private transaction with existing MVCH shareholders.

70) Jean-Sebastien Provencher obtained his shares through a private transaction with existing MVCH shareholders.

71) Rahn and Bodmer is a company in which voting and dispositive control is held by Jean-Francois Amyot. Obtained its shares through a private transaction with existing MVCH shareholders.

72) RBC Dominion Securities, Inc. is a company in which voting and dispositive control is held by Gaetan Morin. Obtained its shares through a private transaction with existing MVCH shareholders.

73) Sophie Rochette obtained her shares through a private transaction with existing MVCH shareholders.

74) Rush & Co. is a company in which voting and dispositive control is held by Jean-Sebastien Provencher. Obtained its shares through a private transaction with existing MVCH shareholders.

75) Blanca Sanchez obtained her shares through a private transaction with existing MVCH shareholders.

76) Samantha Santos obtained her shares through a private transaction with existing MVCH shareholders.

77) Andre St-Arnaud obtained his shares through a private transaction with existing MVCH shareholders.

78) Christian St-Arnaud obtained his shares through a private transaction with existing MVCH shareholders.

79) Sylvain St-Arnaud obtained his shares through a private transaction with existing MVCH shareholders.

80) Richard St-Julien Mr. Richard St-Julien provided consulting services and legal services to the Company valued at $15,000, based upon a rate of $175 per hour, resulting in the issuance of 150,000 shares on April 9, 2002.

81) Fabien Verret obtained his shares through a private transaction with existing MVCH shareholders.

82) Therese Versailles obtained her shares through a private transaction with existing MVCH shareholders.

83) Normand Vidal obtained his shares through a private transaction with existing MVCH shareholders.

84) Vintage Filing LLC is a company in which voting and dispositive control is held by Seth Farbman. Obtained its shares through a private transaction with existing MVCH shareholders.

85) Von Alven Corp is a company in which voting and dispositive control is held by Michaelle Armbrister. Obtained its shares through a private transaction with existing MVCH shareholders.

86) Warburg Capital Holding is a company in which voting and dispositive control is held by Arnold Forbes. Obtained its shares through a private transaction with existing MVCH shareholders.

87) Trey Rhyne - Invested $130,000 (Series D) on September 8, 2000 and $400,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 288,889 and 16,312,026 shares of common stock of TC, respectively. All 16,600,915 shares of TC were subsequently converted to 2,849,586 shares of common stock of MCVH upon the Merger.

88) Rene Kleyweg - Invested $75,000 (Series C) on April 7, 2000, $50,000 (Series D) on September 8, 2000 and $30,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 166,667, 111,111 and 13,593,355 shares of common stock of TC, respectively. All 13,871,133 shares of TC were subsequently converted to 2,381,015 shares of common stock of MCVH upon the Merger.

89) Edward Cabrera -Invested $100,000 initial equity (Series A) on August 12, 1999 and $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004, in exchange for 9,500,000 and 2,265,559 shares of common stock of TC, respectively. All 11,765,559 shares of TC were subsequently converted to 2,019,588 shares of common stock of MCVH upon the Merger. After the merger, invested $7,000 in a secured promissory note on March 25, 2006 which, together with interest of $58, was subsequently converted to 176,438 shares of common stock of MCVH.

      Mr. Cabrera is a registered broker employed by Empire Financial Holdings Co. ("Empire"); however, Mr. Cabrera acquired his shares on a personal basis in the ordinary course and not due to any relationship with a broker-dealer. In addition, at no time of the acquisition of his shares did Mr. Cabrera have any agreement or understanding, directly or indirectly, with any other person to distribute shares. Furthermore, Empire will not be the market maker filing the Form 211 for the Company with the NASDAQ, as previously reported by the Company.

90) Jose Araque - Invested $100,000 initial equity (Series A) on August 12, 1999 in exchange for 9,500,000 shares of common stock of TC, which were subsequently converted to 1,630,699 shares of common stock of MCVH upon the Merger.

91) Angel Castellanos - Invested $100,000 initial equity (Series A) on August 12, 1999 in exchange for 9,500,000 shares of common stock of TC, which were subsequently converted to 1,630,699 shares of common stock of MCVH upon the Merger.

92) John Binnie - Invested $300,000 (Series C) on April 7, 2000 and $15,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 in exchange for 666,667 and 6,796,677 shares of common stock of TC, respectively. All 7,463,344 shares of TC were subsequently converted to 1,281,102 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

93) Rainey Sellars - Invested $200,000 (Series B) on September 2, 1999, in exchange for 1,500,000 shares of common stock of TC and on October 29, 2001, the Company's Board authorized 195,397 common shares to be awarded as compensation for assistance in raising capital and 155,555 common shares as an additional incentive. All 1,850,952 shares of TC were subsequently converted to 317,721 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

94) Timothy Gardner - Invested $100,000 (Series C) on April 7, 2000 and $20,000 (Series F) on October 29, 2001 in exchange for 222,222 and 44,445 shares of common stock of TC, respectively. All 266,667 shares of TC were subsequently converted to 45,774 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

95) James Gathral - Invested $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger.

96) Paul Dewinter - Invested $5,000 (Series H, which came with preferred rights whereby such owners were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $41, was subsequently converted to 126,027 shares of common stock of MCVH.

97) Brian Abdoo - Invested $5,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) on May 4, 2004 and $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 2,265,559 and 4,078,006 shares of common stock of TC, respectively. All 6,343,566 shares of TC were subsequently converted to 1,088,889 shares of common stock of MCVH upon the Merger.

98) Christian Kutscher - Invested $200,000 (Series D) on September 8, 2000 and $10,000 (Series H, which came with preferred rights whereby such owners, in the aggregate, were given 35% of the common stock of the Company) in exchange for 444,444 and 4,531,118 shares of common stock of TC, respectively. All 4,975,562 shares of TC were subsequently converted to 854,068 shares of common stock of MCVH upon the Merger. After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

99) Keith Geoff - $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

100) James Hargavy - $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

101) Tim Chlorite - $100,000 note conversion on November 11, 2004 (whereby the note holders, in the aggregate, were given 35% of the common stock of the Company) in exchange for 4,078,006 shares of common stock of TC, all of which were subsequently converted to 700,000 shares of common stock of MCVH upon the Merger.

102) John Chandler - Invested $100,000 (Series C) on April 7, 2000, $100,000 (Series D) on September 8, 2000, and $100,000 (Series E) on January 15, 2001 in exchange for 222,222, 222,222 and 222,222 shares of common stock of TC, respectively. All 666,666 shares of TC were subsequently converted to 114,435 shares of common stock of MCVH upon the Merger.

103) Gregory Piccininno - Invested $50,000 (Series E) on January 15, 2001 in exchange for 111,111 shares of common stock of TC, all of which were subsequently converted to 19,072 shares of common stock of MCVH upon the Merger. After the merger, invested $5,000 in a secured promissory note on March 25, 2006 which, together with interest of $41, was subsequently converted to 126,027 shares of common stock of MCVH.

104) Benjamin Crowley - Invested $30,000 (Series F) on October 29, 2001 in exchange for 66,667 shares of common stock of TC, all of which were subsequently converted to 11,444 shares of common stock of MCVH upon the Merger.

105) Charles Morgan - After the merger, invested $10,000 in a secured promissory note on March 25, 2006 which, together with interest of $82, was subsequently converted to 252,055 shares of common stock of MCVH.

106) Envios de Valores La Nacional Corp. - Envios de Valores La Nacional Corporation is a corporation in which voting and dispositive control is collectively held by Allan H. Friedman and Dilice Villafana. Invested $350,000 (Series G) on May 1, 2003 in exchange for 1,743,213 shares of common stock representing 5% of the fully diluted shares of the Company, all of which were converted to 282,855 shares of common stock of MCVH upon the Merger.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding or, is issuable on the exercise of warrants that have already been issued. Accordingly, there will be no dilution to our existing shareholders.

                              PLAN OF DISTRIBUTION


The selling shareholders who are not affiliates and any of their respective pledgees, donees, assignees, and other successors-in-interest may, from time to time, sell any or all of their shares of common stock at the fixed price of $1.00 per share until our securities are quoted on the OTC Bulletin Board and thereafter on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The common stock offered by affiliates for resale will be offered at the fixed price of $1.00 for the duration of the offering.


We have agreed, subject to certain limits, to bear all costs, expenses, and fees of registration of the shares of our common stock offered by the selling shareholders for resale. However, any brokerage commissions, discounts, concessions, or other fees, if any, payable to broker-dealers in connection with any sale of shares of common stock will be borne by the selling shareholders selling those shares or by the purchasers of those shares.

On our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following:

      o the name of each such selling shareholder and of any participating broker-dealer;

      o     the number of securities involved;

      o     the price at which such securities were sold;

      o the commissions paid or discounts or concessions allowed to any broker-dealer, where applicable;

      o that any broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and,

      o     other facts material to the transaction.

The selling shareholders may use any one or more of the following methods when selling shares:

      o     directly as principals;

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o short sales that are in compliance with the applicable laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and,

      o     any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any sales of the shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. If the selling shareholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom they may act as agent, principal or both in amounts to be negotiated. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling shareholders and may have other business relationships with, and perform services for, us. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


Any selling shareholder or broker-dealer who participates in the sale of the shares will be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.


The anti-manipulation provisions of Rules 101 through 104 of Regulation M promulgated under the Exchange Act may apply to purchases and sales of shares of common stock by the selling shareholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless our common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We are required to pay expenses incident to the registration, offering, and sale of the shares under this offering. We estimate that our expenses will total approximately $50,000. We have agreed to indemnify certain selling shareholders and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments to which those selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

Our Common Stock

Authorized and Outstanding

Our authorized capital consists of 100,000,000 million shares of common stock, par value $.001 per share. As of January 16, 2007, 25,668,223 shares of our common stock were outstanding. The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board. The Company has no shares of its preferred stock issued and outstanding.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Delaware General Corporation Law, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the units of common stock sold in the offering will, when issued, be fully paid and non-assessable.

To date, the Company has granted 1,000,000 stock options.

Our Transfer Agent

The Company has retained Interwest Stock Transfer located at 1981 East Murray Road, Suite 100 Salt Lake City, Utah, 84117, as its transfer agent.

                                     EXPERTS

Our unaudited financial statements as of September 30, 2006, including the Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the year ended December 31, 2005, and Footnotes to the Financial Statements, included in this prospectus, have been so included in reliance on Jewett, Schwartz Wolfe & Associates, independent registered accountants, given on the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                  LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for Joseph
I. Emas, 1224 Washington Avenue, Miami Beach, Florida, 33139.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or,

      o effecting an acquisition that might complicate or preclude the takeover.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or,

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and,

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Related Party Transactions Within The Past Two Years.

The Company paid Jose Araque, an officer of the Company consulting fees along with reimbursement of expenses incurred during the course of business in the amount of $69,037 and $44,750 for the years ended December 31, 2005 and 2004, respectively.

On January 31, 2005 the Company entered into a consulting agreement ("Consulting Agreement") with Consultant Investments, LLP, which is owned by Edward Cabrera, a shareholder of the Company, whereby the Consultant ("Consultant") was engaged to act as a consultant in connection with taking the Company "public" through a reverse merger, or any other means, and giving access to at least $5 million in capital. The Company engaged the Consultant as its exclusive agent in the placement of securities of the Company in one or more related transactions one or more investors in the form of equity, debt, or convertible instruments, equity line, or any other securities, and instruments. Under the Consulting Agreement, upon the consummation of taking the Company "public" and funding the Company for a total of $5 million in capital, the Company will pay the Consultant a placement fee ("Placement Fee") equal to 10% of the total shares of Common Stock outstanding of the Company, on a fully diluted basis. The Consulting Agreement may be terminated by either party, at any time, with or without cause, upon written notice to the other party; provided, however, that if the Company, directly or indirectly, consummates an issuance of its securities within twelve months following such termination with a party identified by the consultant, then the Consultant will be entitled to the full amount of the Placement Fee contemplated under the Consulting Agreement. Other than the Placement Fee, that would only be payable based upon the consummation of taking the Company "public" and funding the Company for a total of $5 million in capital, the Consultant is not entitled to any other compensation. Moreover, the Consultant has not received and is not entitled to any compensation as of the date of this Offering.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES


FINANCIAL STATEMENTS FOR DECEMBER 31, 2005
Report of Independent Certified Public Accountants ........................   44
Consolidated Balance Sheets as of December 31, 2005 .......................   45
Consolidated Statements of Operations for the years ended
  December 31, 2005 and 2004 ..............................................   46
Consolidated Statement of Changes in Shareholders' Deficiency for the years
  ended December 31, 2005 and 2004 ........................................   47
Consolidated Statements of Cash Flows for the years ended
  December 31, 2005 and 2004 ..............................................   48
Notes to Consolidated Financial Statements ................................   49
FINANCIAL STATEMENTS FOR SEPTEMBER 30, 2006
Condensed Consolidated Balance Sheets as of September 30, 2006
  (unaudited) .............................................................   60
Condensed Consolidated Statements of Operations for the Three and Nine
  Months Ended September 30, 2006 (unaudited) .............................   61
Condensed Statements of Cash Flows for the Three and Nine Months Ended
  September 30, 2006 (unaudited) ..........................................   62
Notes to Condensed Consolidated Financial Statements (unaudited) ..........   63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of Nuevo Financial Center, Inc.

We have audited the accompanying balance sheet of Nuevo Financial Center, Inc. as of December 31, 2005 and the related statements of operations, changes in shareholders' equity and cash flows for the years ended 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuevo Financial Center, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Nuevo Financial Center, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Nuevo Financial Center, Inc. has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jewett, Schwartz & Associates

Hollywood, Florida
July 1, 2006

                          NUEVO FINANCIAL CENTER, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

                                     ASSETS

Current assets
  Cash                                                           $    90,873
  Commissions Receivable                                              47,000
  Inventory                                                            7,099
  Prepaid income taxes                                                   250
                                                                 -----------
Total current assets                                                 145,222
Property and equipment
  Equipment                                                          440,596
  Furniture and fixtures                                             180,671
  Leasehold improvements                                             610,100
                                                                 -----------
                                                                   1,231,367
Less: accumulated depreciation & amortization                       (675,620)
                                                                 -----------
Total property and equipment                                         555,747
Other assets
  Security deposits                                                   52,050
                                                                 -----------
Total assets                                                     $   753,019
                                                                 ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Current liabilities
    Accounts payable                                             $   298,890
    Notes payable                                                    425,000
                                                                 -----------
Total current liabilities                                            723,890
Shareholders' equity
  Common stock, 100,000,000 shares $.001 par stock authorized,
    23,700,000 shares issued and outstanding                          23,700
  Additional paid-in capital                                       3,294,925
  Accumulated deficit                                             (3,289,496)
                                                                 -----------
Total shareholders' equity                                            29,129
                                                                 -----------
Total liabilities and shareholders' equity                       $   753,019
                                                                 ===========

The accompanying notes are an integral part of these financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                2005         2004
                                            -----------   -----------
Revenue                                     $ 2,956,388   $ 3,235,107
Cost of Sales                                 2,156,441     2,141,593
                                            -----------   -----------
Gross profit                                    799,947     1,093,514
Total general and administrative expenses     1,753,686     1,477,797
                                            -----------   -----------
Loss before taxes                              (953,739)     (384,283)
Provision for federal income taxes                   --            --
                                            -----------   -----------
Net loss                                    $  (953,739)  $  (384,283)
                                            ===========   ===========
Weighted average shares outstanding          46,903,617    68,937.725
                                            ===========   ===========
Basic and diluted loss per share            $     (0.02)  $     (0.01)
                                            ===========   ===========

The accompanying notes are an integral part of these financial statements.

                          NUEVO FINANCIAL CENTER, INC.
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                   Common Stock
                           Additional Paid In Capital
                       ---------------------------------
                        500,000,000 shares
                           authorized
                       --------------------   Additional
                                     no par     Paid in    (Accumulated
                          Shares      value     Capital       Deficit       Total
                       -----------   ------   ----------   ------------   ----------
Balance at 12/31/03     34,954,338            $2,177,625    $(1,951,424)  $  226,201
Conversion of note
  payable to shares
  of common stock       40,780,065             1,000,000                   1,000,000
Issuance of shares
  at $.003 per share    40,780,065               141,000                     141,000
Net loss                        --                    --       (384,283)    (384,283)
                       -----------            ----------    -----------   ----------
Balance at 12/31/04    116,514,468            $3,318,625    $(2,335,707)  $  982,918
                       ===========            ==========    ===========   ==========

                         100,000,000 shares
                             authorized
                      ------------------------    Additional
                                       $.001       Paid in     (Accumulated
                         Shares      par value     Capital        Deficit        Total
                      ------------   ---------   -----------   ------------   -----------
Share exchange        (116,514,468)              $(3,318,625)   $             $(3,318,625)
Amended
  Capitalization        23,700,000     23,700      3,294,925                    3,318,625
Net loss                        --                        --      (953,789)      (953,789)
                      ------------     ------    -----------    -----------   -----------
Balance at 12/31/05     23,700.000     23,700    $ 3,294,925    $(3,289,496)  $    29,129
                      ============     ======    ===========    ===========   ===========

The accompanying notes are an integral part of these financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                       2005        2004
                                                    ---------   ----------
Cash flows from operating activities
  Net loss                                          $(953,739)  $ (384,283)
  Adjustments to reconcile net income to net cash
    used in (provided by) operating activities
      Depreciation                                    116,240      137,078
      Loss on abandonment of assets                   114,072           --
      (Increase) decrease in:
        Accounts receivable                           (47,000)          --
        Inventory                                     236,504       66,397
        Security deposits                              52,146           --
      Increase (decrease) in:
        Accounts payable and accrued liabilities      212,469       13,878
                                                    ---------   ----------
Net cash used in operating activities               $(269,308)  $(166,930)
                                                    ---------   ----------
Cash flows from investing activities
  Acquisition of equipment                            (74,096)          --
                                                    ---------   ----------
Net cash used in investing activities               $ (74,096)  $       --
                                                    ---------   ----------
Cash flows from financing activities
  Proceeds from notes payable                         425,000           --
  Shareholder contributions                                --      141,000
                                                    ---------   ----------
Net cash provided by financing activities           $ 425,000   $  141,000
                                                    ---------   ----------
Net increase (decrease) in cash                        81,596      (25,930)
Cash
  Beginning of year                                     9,277       35,207
                                                    ---------   ----------
  End of year                                       $  90,873   $    9,277
                                                    =========   ==========
Supplemental disclosures:
  Interest paid                                     $      --   $       --
                                                    ==========  ==========
  Taxes paid                                        $      --   $       --
                                                    =========   ==========
Noncash investing and financing activities:
  Conversion of Notes to Common Stock               $      --   $1,000,000
                                                    =========   ==========

The accompanying notes are an integral part of these financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT AND ACCOUNTING POLICIES

Organization

Nuevo Financial Center, Inc. ("Company"), formerly Millennium Capital Venture Holdings, Inc. ("MCVH"), was incorporated in the State of Delaware on June 2, 2000 to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign corporation.

On March 11, 2005, the Company completed the acquisition of Telediscount Communications Inc., ("Telediscount"). The acquisition has been accounted for as a reverse merger recapitalization. While MCVH was the surviving corporation, Telediscount represented the accounting acquirer, whereby the historical financial statements presented herein are those of Telediscount.

Telediscount, a New York corporation, was incorporated in June of 1998, primarily to provide telecommunication, long distance service, wire transfers service, phone cards, internet, cellular, accessories, bill payment, and other related products and services. Pursuant to an Agreement and Plan of Merger, all of the outstanding shares of Telediscount's common stock were converted at the Closing Date into shares of MCVH common stock ("Common Stock"). On November 18, 2005, MCVH changed its name to Nuevo Financial Center, Inc.

This summary of significant accounting policies of the Company are presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles, except where indicated, and have been consistently applied in the preparation of the financial statements.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company's independent accountants include a "going concern" paragraph in their audit report accompanying these financial statements that cautions users of the statements that the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company is currently seeking additional capital funding, has updated its business model, services and strategy and has closed less profitable locations in response to such concerns. The Company anticipates that the above changes will help to generate sufficient working capital to cover certain operating expenditures. However, there can be no assurance that the Company will be able to successfully acquire the necessary capital investment or revenue to continue their on-going efforts and continue operations. These factors, among others, create an uncertainty about the Company's ability to continue as a going concern.

Revenue Recognition

The Company generates revenue principally from money remittance and the sale of telecommunication products and internet-based services. The Company presents revenue in accordance with Staff Accounting Bulletin (SAB) No. 104 "Revenue Recognition in Financial Statements", under which revenue is realized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured. Accordingly, the Company recognizes revenue when services are rendered or when the product is delivered.

Since revenue was generated primarily through money remittance and bill payment services in 2005, the Company adopted Emerging Issues Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". In accordance with EITF 99-19, the Company reports income based upon the Company's status as a primary obligor, the extent of their pricing latitude and related risks associated with the transaction. In connection thereto, the Company reports revenue as follows:

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Bill Payment and Wire Remittance Fees or Commissions - The Company collects a processing fee or commission, in addition to funds collected from customers toward the payment of third party bills or amounts to be wire transferred to a third party. Since the Company is an authorized agent of the bill payment and wire remittance providers, such amounts destined for third parties are not reflected in the Company's gross income, as the Company's suppliers assume the majority of the business risks when providing the service. Only the gross fees or commissions collected on these transactions are recorded as income by the Company, as the Company assumes the risk of transferring the fees and has the ability to determine its share of the fee or commission structure. A portion of the gross fees collected by the Company are for the benefit of the bill payment and wire remittance providers; therefore, the fees or commissions remitted directly to the processors are included as cost of goods sold. Revenue, from the processing fees or commissions, is recognized upon the delivery of service to and payment from the customer.

Phone Activation Commissions - The Company earns a commission from phone activations and other related services at its retail centers are recorded on a net basis, as the pricing and risk associated with the transaction remain with the supplier. The Company receives commissions approximately 45 days after month end, which allows the supplier to offset amounts due to the Company for any customers whose phone activation may be subsequently terminated due to nonpayment. This method of net revenue presentation does not impact operating profit, net income, earnings per share or cash flows.

Retail sales - All other retail sales generated by the Company are reported based on the gross amount received from the customer at the time of the sale, with the amounts paid out directly to any suppliers reported as cost of sales. The Company reports revenue in this manner as it has the direct risk associated with the sale and has control over pricing. Revenue is recognized upon sale or delivery of goods to the customer.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Restricted cash

Relates to funds collected on behalf of the Company's customers for third party bill payments, of which the Company is an authorized agent. Such funds are held by the Company until such time that these funds are collected by the third parties. As of December 31, 2005, cash and cash equivalents includes approximately $40,000 of restricted funds.

Inventories

The Company maintains consigned inventory consisting of cellular phones and calling cards at their locations. The Company does not have ownership of these items; therefore, consigned inventory on hand at December 31, 2005 is excluded from the financial statements.

As of December 31, 2005, the Company does maintain inventory in the amount of $7,099, consisting of cell phone accessories and miscellaneous merchandise for sale, which is valued at the lower of cost or market using the first-in, first-out ("FIFO") method.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method of accounting over the estimated useful lives of the assets ranging from five years to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable, but amends the prior accounting and reporting standards for segments of a business to be disposed of. The Company periodically evaluates its long-lived assets (on a store-by-store basis) based on, among other factors, the estimated, undiscounted future cash flows expected to be generated from such assets in order to determine if an impairment exists.

For the years ended December 31, 2005 and 2004, the Company did not record any impairment charges for stores it will continue to operate, and wrote off $114,072 and $0, respectively, of long-lived assets related to stores that management it made the decision not to continue to operate. All of the aforementioned amounts are reflected in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the years ended December 31, 2005 and 2004, respectively.

The write-off for the abandonment of assets is as follows:

                                       2005    2004
                                     -------   ----
Leasehold Improvements, at cost      110,000     --
Accumulated Depreciation             (40,928)    --
Machinery and Equipment, at cost      60,000     --
Accumulated Depreciation             (30,000)    --
Furniture and Fixtures, at cost       30,000     --
Accumulated Depreciation             (15,000)    --
                                     -------    ---
Write-off for Impairment of Assets   114,072     --
                                     =======    ===

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board "(FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS No. 148") which amends FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123.

The Company accounts for the stock options using the intrinsic value method as prescribed under the Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations and provides the disclosure-only provisions of SFAS No. 123. The exercise price is deemed to be equal to the fair market value at the date of the grant; therefore, no compensation expense has been recognized for stock options granted or cancelled in the financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Advertising

Advertising costs are charged to expense during the period in which they were incurred. Advertising expenses for the years ended December 31, 2005 and 2004 approximated $10,989 and $3,400, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share" ("EITF 04-08"), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated. EITF 04-08 did not impact earnings per share in 2005.

Inventory Pricing

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The new statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 ("SFAS 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after January 1, 2006. Based on the number of shares and awards outstanding as of December 31, 2005 (and without giving effect to any awards which may be granted in 2006), we do not expect the adoption of SFAS 123(R) to have a material impact on the financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

In March 2005, the U.S. Securities and Exchange Commission ("SEC"), released SAB 107, "Share-Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation to be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 - "Accounting for Conditional Asset Retirement Obligations - an Interpretation of SFAS 143 ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB No. 20 "Accounting Changes" ("APB No. 20") and FASB Statement No. 3 ("SFAS No.154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 2 - COMMISSIONS RECEIVABLE

Commissions Receivable, in the amount of $47,000, consists primarily of amounts due from Sprint on the sale of cellular phones. The Company regularly monitors collectibility and makes allowances for doubtful accounts when collection is not reasonably assured. No allowance for doubtful accounts was made at December 31, 2005.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net as December 31, 2005 consists of the following:

                                                     2005
                                                  ----------
Equipment                                         $  440,596
Furniture and fixtures                               180,671
Leasehold Improvements                               610,100
                                                  ----------
  Total property and equipment                     1,231,367
Less: accumulated depreciation and amortization     (675,620)
                                                  ----------
  Net property and equipment                      $  555,747
                                                  ==========

Depreciation expense for the years ended December 31, 2005 and 2004 was $116,240 and $137,078 respectively.

NOTE 4 - NOTES PAYABLE

During 2004, a $1,000,000 note payable balance was converted to 40,780,065 shares of Telediscount common stock.

On February 11, 2005, the Company entered into a bridge loan agreement ("Bridge Loan") with Finkelstein Capital, Inc. (FCI) in the amount of $425,000. Under the terms of the Bridge Loan, it was to be repaid with interest at the rate of five (5%) percent per annum, at the earlier of July 1, 2005, or in the event the Company completed a subsequent financing in the amount of $5,000,000 ("Subsequent Financing"). In addition, FCI was to receive a finder's fee in the amount of 5% of the Bridge Loan, to be paid at the closing of a Subsequent Financing. Since the Company has not yet completed any such Subsequent Financing, the Company and FCI are currently renegotiating the repayment terms of the Bridge Loan. As such, until the terms of the Bridge Loan have been finalized, the Company has reclassified this Bridge Loan to a current liability. Accrued interest expense in connection with the Bridge Loan for the year ended December 31, 2005 was $14,812.

NOTE 5 - RELATED PARTY

The Company paid Jose Araque, an officer of the Company consulting fees, along with reimbursement of expenses incurred during the course of business, in the amount of $69,037 and $44,750 for the years ended December 31, 2005 and 2004, respectively .

On January 31, 2005 the Company entered into a consulting agreement ("Consulting Agreement") with Consultant Investments, LLP, which is owned by Edward Cabrera, a shareholder of the Company, whereby the Consultant ("Consultant") was engaged to act as a consultant in connection with taking the Company "public" through a reverse merger, or any other means, and giving access to at least $5 million in capital. The Company engaged the Consultant as its exclusive agent in the placement of securities of the Company in one or more related transactions one or more investors in the form of equity, debt, or convertible instruments, equity line, or any other securities, and instruments. Under the Consulting Agreement, upon the consummation of taking the Company "public" and funding the Company for a total of $5 million in capital, the Company will pay the Consultant a placement fee ("Placement Fee") equal to 10% of the total shares of Common Stock outstanding of the Company, on a fully diluted basis. The Consulting Agreement may be terminated by either party, at any time, with or without cause, upon written notice to the other party; provided, however, that if the Company, directly or indirectly, consummates an issuance of its securities within twelve months following such termination with a party identified by the consultant, then the Consultant will be entitled to the full amount of the Placement Fee contemplated under the Consulting Agreement. Other than the Placement Fee based upon the consummation of taking the Company "public" and funding the Company for a total of $5 million in capital, the Consultant is not entitled to, nor has the Consultant been paid, any other compensation.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 6 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2005 consists of the following:

                                                  2005
                                               ---------
Current:
  Federal                                      $      --
  State                                               --
Total                                                 --
Benefit from increase in valuation allowance    (953,739)
Benefits of operating loss carry forwards        953,739
                                               ---------
Benefit from income taxes                      $      --

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                       2005         2004
                                    ----------   ----------
Net operating loss-carry forwards
  expiring between 2018 - 2025      $3,300,000   $2,400,000
Depreciation and amortization               --           --
Other                                       --           --
                                    ----------   ----------
Deferred income tax asset           $3,300,000   $2,400,000
                                    ==========   ==========

The net deferred tax assets and liabilities are comprised of the following:

                                      2005         2004
                                  -----------   ---------
Deferred tax assets
  Current                                  --          --
  Non-current                     $ 1,320,000   $ 960,000
Less valuation allowance           (1,320,000)   (960,000)
                                  -----------   ---------
  Net deferred income tax asset   $        --   $      --
                                  ===========   =========

In accordance with Internal Revenue Code Section 382, the Company may be limited in its ability to recognize the benefit of future net operating loss carry-forwards. Consequently, the Company did not include a benefit from operating loss carry forwards.

NOTE 7 - COMMITMENTS

Leases

The Company has entered into multiple non-cancelable lease agreements which cover various equipment and rental space. These leases are accounted for as operating leases. These leases expire between 2005 and 2010.

Future minimum payments under these non-cancelable leases are as follows as of December 31, 2005:

Year     Amount
----   ----------
2006   $  296,079
2007      287,216
2008      280,998
2009      248,135
2010      161,883
       ----------
       $1,274,311
       ==========

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Rent expense for December 31, 2005 and 2004 was $501,747 and $510,460, respectively.

Guarantee

In December 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements ("FIN 45")." FIN 45 requires the disclosure of any guarantees in place at December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

As part of the daily services provided to customers, the Company acts as an agent and will collect and remit funds internationally through an agreement with third-party transmitters. These funds are held in safes at the Company's various locations, until picked up by these third-parties, which can vary from several times a day to a few times per week. The Company has guaranteed, under agreements entered into between 1999 and 2003, the payment of all sums due and owing to these third-parties. In the event of default, the Company is liable for any amounts due, along with any attorney fees and costs associated with enforcement of terms.

As of December 31, 2005 and 2004, the Company held a total of $40,352 and $18,291, respectively throughout its various locations. The Company has included these amounts as accrued liabilities at the end of the year.

Lawsuit

In May 2005, a judgment from the United States Department of Labor was entered into against Telediscount for alleged violations of the Fair Labor Standards Act. The Company was assessed a penalty of $100,000, requiring an initial payment of $16,000 at May 1, 2005, with the remaining balance of approximately $84,000 over a period of twelve equal monthly installments. The Company is satisfying this liability in accordance with the terms of the agreement.

NOTE 8 - SHAREHOLDERS' EQUITY

Conversion of debt to equity

During December 2004, Telediscount converted its $1,000,000 note payable to 40,780,065 no par common stock at a per share price of $.024. The $1,000,000 is included as paid in capital.

Common stock issuance

In May 2004, Telediscount issued 40,780,065 additional shares of its no par common stock at a per share price of $.0022 each. This represents a total investment of $90,000, which is included as paid in capital.

Share exchange

In March 2005, 116,514,468 outstanding shares of Telediscount common stock were exchanged for 20,000,000 shares of Common Stock, in accordance with an Agreement and Plan of Merger.

Stock options

Stock options are issued to members of management as a form of compensation. There is no formal plan or award for these options; rather, they are issued at the discretion of the Board of Directors ("Board") discretion. The options are exercisable at the end of three years and can be subject to Board approval and recession and expire four years after their exercise date.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

At the end of December 31, 2004, there were 1,000,000 outstanding stock options granted to management for purchase at $0.001 per share. The options that remain in effect at December 31, 2005 have a grant date of September 2, 2000, exercise date of September 2, 2003 and will expire on September 2, 2007.

The following is a summary of stock options outstanding at December 31, 2005 and 2004:

                          2005        2004
                       ---------   ---------
Beginning balance      1,000,000   1,000,000
Granted or issued             --          --
Exercised                     --          --
Forfeited or expired          --          --
Ending balance         1,000,000   1,000,000

In accordance with SFAS No. 123, the Company accounts for the stock options using the intrinsic value method as prescribed under the APB No. 25, and related interpretations and provides the disclosure-only provisions of SFAS No. 123. The exercise price is deemed to be equal to the fair market value at the date of the grant, therefore no compensation expense has been recognized for stock options granted or cancelled in the financial statements.

In December 2002, the FASB issued SFAS No. 148 which amends SFAS No., 123, providing alternative methods of accounting and requiring more prominent and frequent disclosures of the effects of stock-based compensation under the fair value-based method.

The Black - Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

                        2005      2004
                      -------   -------
Risk-Free                1.35%     1.35%
Expected volatility     50.00%    50.00%
Expected life         2 Years   3 Years
Expected dividends         --        --

If the Company had determined compensation expense for its stock-based compensation plans based on the fair value at the grant dates consistent with the method of SFAS No. 123 and SFAS No. 148, the Company's pro forma net earnings and basic and diluted earnings per share ("EPS") would have been as follows:

                                                           2005         2004
                                                        ----------   ---------
Net loss, as reported                                   $(953,739)   $(384,283)
Less total stock-based compensation
expense under the fair value-based method, net of tax       (4,166)     (4,762)
                                                        ----------   ---------
Pro-forma net earnings                                  $ (957,905)  $(389,045)
                                                        ==========   =========
Basic and diluted EPS, as reported                      $     (.00)  $    (.00)
Pro forma, basic and diluted EPS                        $     (.00)  $    (.00)

NOTE 9 - SUBSEQUENT EVENTS

On March 25, 2006, the Company entered into a Convertible Promissory Note ("Convertible Note") with certain investors ("Investors"), in the amount of $91,973. Under the terms of the Convertible Note, due April 1, 2007, it was to be repaid through either conversion by the Investors into cash, or into quoted shares of Common Stock, including an interest rate of ten (10%) percent per annum from the closing date to the conversion date. On April 24, 2006, the Investors converted the principal amount of the promissory note into shares of Common Stock at a price of $.04 per share of Common Stock.

                          NUEVO FINANCIAL CENTER, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

On May 2, 2006, the Company entered into a Secured Convertible Note ("Secured Note") with Vision Opportunity Capital Partners, LP ("Vision"), in the amount of $500,000. The Company received proceeds of $484,600, net of legal fees, documentation costs and filings fees of $15,400. In addition to the Secured Note, the Company simultaneously entered in a Securities Purchase Agreement, Security Agreement, and Unit Purchase Warrant (collectively, the "Agreements"). The Secured Note, together with accrued but unpaid interest at the rate of ten (10%) percent per annum is due on the earliest of: (i) the completion of a financing in which the Company receives no less than $2,500,000 in gross proceeds ("Eligible Financing") or (ii) one year after the date of exercise by Vision of the Unit Purchase Warrant. Under the terms of the Agreements, Vision has the right to convert, at its sole option, a portion or all amounts of principal and interest due and outstanding under this Note into shares of Common Stock at a price (the "Conversion Price") equal to the greater of (i) if before the completion of an eligible financing, (A) 60% of the daily volume weighted average price ("VWAP" of the Common Stock for ten trading days ending on the last trading day prior to the conversion date or (B) $.50 or (ii) if after November 30, 2006, if an eligible financing shall not have been consummated by that date (X) 60% of the VWAP for the ten trading days ending on the last trading day prior to the conversion date, or (Y) $.20. In addition, Vision is entitled, at any time on or after the date hereof ("Initial Exercise Date") and on or prior to the close of business on the 270th day after the Initial exercise date but not thereafter to subscribe and purchase Class A warrants (the "A Warrants") to purchase 1,000,000 shares of Common Stock, at $.50 per share,
(iii) Class B warrants (the "B Warrants") to purchase 500,000 shares of Common Stock at $1.00 per share.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 31, 2003, the then Board of Directors ("Board") of MCVH dismissed Mr. Stan J.H. Lee, CPA ("Lee"), as the Company's independent auditors and appointed Grant Thornton LLP ("Grant Thornton") as the Company's new independent accountants. However, for the two years ended December 31, 2001, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did the Company consult with Grant Thornton with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)
(1) (iv) of Item 304 of Regulation S-B.

On February 6, 2004, the Board of Directors of Millennium Venture Capital Holdings Ltd. (the "Company") dismissed Grant Thornton, the Company's independent auditors and appointed Amisano Hansen ("Hansen") as the Company's new independent accountants. Grant Thornton audited the Company's consolidated financial statements for the Company's most recent fiscal year ended December 31, 2002.

On February 24, 2005, the Registrant declined to renew the engagement of Hansen as the independent accountant engaged to audit the financial statements of the Registrant and engaged Schwartz Levitsky Feldman LLP ("Schwartz") as its new independent registered public accounting firm to audit its financial statements beginning with the years ending December 31, 2004 and December 31, 2003. Hansen did not audit any of the Company's consolidated financial statements.

During these periods and the periods prior to the Registrant declining to renew their engagement, there were no disagreements with Lee, Grant Thornton or Hansen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to any of these accounting firm's satisfaction would have caused any or all of these accounting firms to make reference to this subject matter of the disagreements in connection with Lee's report, nor were there any "reportable events" as such term is defined in Item 304(a)(3) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

The Registrant determined that, although the Registrant was very satisfied with the quality of the audits prepared by Lee and Grant Thornton, a new independent certified public accountant would be in the best interests of the shareholders of the Registrant. The decisions not to renew the engagements with Lee, Grant Thornton, and Hansen were approved by the Registrant's Board.

The audit reports of Lee and Grant Thornton for the Registrant's years ending December 31, 2001 and December 2002, respectively, did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, other than the uncertainty that the Registrant might not be able to operate as a going concern. The Registrant requested and Lee furnished the Company with a letter addressed to the Securities and Exchange Commission confirming that Lee agreed with the statements made above.

                          NUEVO FINANCIAL CENTER, INC.
                            CONDENSED BALANCE SHEETS

                                                    September 30,   December 31,
                                                         2006           2005
                                                    -------------   ------------
                                     ASSETS
Current Assets
  Cash                                               $   138,032    $    90,873
  Accounts receivable                                     36,345         47,000
  Inventory                                                2,612          7,099
  Prepaid insurance                                        6,172             --
  Prepaid income taxes                                       250            250
                                                     -----------    -----------
Total current assets                                 $   183,411    $   145,222
Property and equipment
  Machinery and equipment                                351,021        440,596
  Furniture, fixtures, and improvements                  139,194        180,671
  Leasehold improvements                                 504,110        610,100
                                                     -----------    -----------
                                                         994,325      1,231,367
  Less: accumulated depreciation and amortization       (572,697)      (675,620)
                                                     -----------    -----------
Total property and equipment                             421,628        555,747
Other assets
  Security deposits                                       41,674         52,050
                                                     -----------    -----------
Total assets                                         $   646,713    $   753,019
                                                     ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable and accrued liabilities           $   701,813    $   298,890
  Notes payable                                          925,000        425,000
                                                     -----------    -----------
Total current liabilities                            $ 1,626,813    $   723,890
Commitments and contingencies
Shareholders' deficit
  Common stock, .001 par value;
    100,000,000 authorized;
    25,668,223 issued and outstanding                     25,668         23,700
  Additional paid-in capital                           3,386,277      3,294,925
  Accumulated deficit                                 (4,392,045)    (3,289,496)
                                                     -----------    -----------
Total shareholders' deficit                             (980,100)        29,129
                                                     -----------    -----------
Total liabilities and shareholders' deficit          $   646,713    $   753,019
                                                     ===========    ===========

The accompanying notes are an integral part of these condensed financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                       CONDENSED STATEMENTS OF OPERATIONS

                                                Three Months Ended          Nine Months Ended
                                                   September 30,              September 30,
                                            -------------------------   -------------------------
                                                2006          2005          2006          2005
                                            -----------   -----------   -----------   -----------
Revenues                                    $   687,644   $   860,650   $ 2,241,908   $ 2,081,579
Cost of sales                                   421,072       608,853     1,341,299     1,568,438
                                            -----------   -----------   -----------   -----------
Gross profit                                    266,572       241,797       900,608       513,141
Total general and administrative expenses       963,723       433,627     1,960,687     1,230,503
                                            -----------   -----------   -----------   -----------
Loss from operations                           (697,151)     (191,830)   (1,060,079)     (717,362)
                                            -----------   -----------   -----------   -----------
Other income and (expense)
  Miscellaneous income                            3,156            --         5,656            --
  Interest expense                              (24,071)       (5,356)      (48,126)       (9,455)
                                            -----------   -----------   -----------   -----------
Total other income and (expense)                (20,915)       (5,356)      (42,470)       (9,455)
                                            -----------   -----------   -----------   -----------
Net loss before income taxes                   (718,066)     (197,186)   (1,102,549)     (726,817)
Provision for federal income taxes                   --            --            --            --
                                            -----------   -----------   -----------   -----------
Net loss                                    $  (718,066)     (197,186)  $(1,102,549)     (726,817)
                                            ===========   ===========   ===========   ===========
Weighted average number of common shares:
Basic                                        24,312,376    23,700,000    23,907,478    23,700,000
                                            ===========   ===========   ===========   ===========
Diluted                                      32,038,035    24,700,000    29,156,646    24,700,000
                                            ===========   ===========   ===========   ===========
Net loss per common share:
Basic                                       $     (0.03)  $     (0.01)  $     (0.05)  $     (0.03)
                                            ===========   ===========   ===========   ===========
Diluted                                     $     (0.02)  $     (0.01)  $     (0.04)  $     (0.03)
                                            ===========   ===========   ===========   ===========

The accompanying notes are an integral part of these condensed financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                    For the Nine Months Ended
                                                        September 30, 2005
                                                    -------------------------
                                                         2006         2005
                                                     -----------   ----------
Cash flows from operating activities
  Net loss                                           $(1,102,549)   $(726,817)
  Adjustments to reconcile net income to net cash
    used in operating activities:
    Depreciation                                          28,345       88,705
    Compensation expense for share-based payments          1,348           --
    Loss on abandonment of assets                        104,288           --
    Changes in operating assets:
      Accounts receivable                                 10,655      (30,995)
      Inventory                                            4,487      203,565
      Prepaid insurance                                   (6,172)          --
      Security deposits                                   10,376       52,146
    Changes in operating liabilities:
      Accounts payable and accrued liabilities           402,922      143,007
                                                     -----------    ---------
Net cash used in operating activities                   (546,300)    (270,389)
                                                     -----------    ---------
Cash flows from investing activities
  Acquisition of equipment                                (3,514)     (29,600)
  Proceeds from the sale of equipment                      5,000           --
                                                     -----------    ---------
Net cash used in investing activities                      1,486      (29,600)
                                                     -----------    ---------
Cash flows from financing activities
  Notes payable                                          500,000      425,000
  Issuance of stock for repayment of note                 91,973           --
                                                     -----------    ---------
Net cash provided by financing activities                591,973      425,000
                                                     -----------    ---------
Net increase in cash                                      47,159      125,011
Cash - Beginning of year                                  90,873        9,277
                                                     -----------    ---------
Cash - End of quarter                                    138,032      134,288
                                                     ===========    =========
Supplemental disclosures:
  Interest paid                                               --           --
                                                     ===========    =========
  Taxes paid                                                  --           --
                                                     ===========    =========
Noncash investing and financing activities:
  Conversion of notes to common stock                     91,973           --
                                                     ===========    =========

The accompanying notes are an integral part of these condensed financial statements.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Nuevo Financial Center, Inc. ("Company", "Registrant" or "Nuevo"), formerly Millennium Capital Venture Holdings, Inc. ("MCVH"), was incorporated in the State of Delaware on June 2, 2000 to serve as a vehicle to effect an acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign corporation.

On March 24, 2003, the Company acquired all of the issued and outstanding shares of Mada Multimedia Inc., a Quebec corporation ("Mada"), which was formed to design, produce and market multimedia applications in the financial education sector, as well as training courses and simulations in the stock trading sector. However, operations of Mada never commenced.

On March 11, 2005 ("Closing Date"), the Company completed the acquisition of Telediscount Communications Inc., ("Telediscount"). The acquisition has been accounted for as a reverse merger recapitalization. While MCVH was the surviving corporation, Telediscount represented the accounting acquirer, whereby the historical financial statements presented herein are those of Telediscount.

Telediscount, a New York corporation, was incorporated in June 1998, primarily to provide telecommunication, long distance service, wire transfers service, phone cards, internet, cellular, accessories, bill payment, and other related products and services through retail stores. Pursuant to an Agreement and Plan of Merger (collectively, the "Merger") all of the outstanding shares of Telediscount's common stock were converted into shares of MCVH common stock ("Common Stock") on the Closing Date.

On November 18, 2005, MCVH changed its name to Nuevo, to more accurately reflect its changing business strategy.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2006 and the related operating results and cash flows for the interim period presented have been made. The results of operations of such interim period are not necessarily indicative of the results of the full year. This financial information should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. There have been no changes in significant accounting policies since December 31, 2005.

Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses of $721,222 and $197,186 during the three months ended September 30, 2006 and 2005, respectively and has an accumulated deficit of $4,392,045 as of September 30, 2006. These conditions create an uncertainty as to the Company's ability to continue as a going concern. Management plans to review and improve its existing operations by monitoring store performance, introducing new products and services, implementing aggressive marketing programs, instituting employee sales training programs, and cost containment. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

Stock Based Compensation Plans

Stock options are issued to members of management as a form of compensation. There is no formal plan or award for these options. Rather, stock options are issued at the discretion of the Board of Directors ("Board"). The options are exercisable at the end of three years and can be subject to Board approval and recession and expire four years after their exercise date.

As of September 30, 2006, there were 1,000,000 outstanding stock options granted to current and former management for purchase at $0.001 per share. The options, which remain in effect at September 30, 2006, have a grant date of September 2, 2000, an exercise date of September 2, 2003 and an expiration date of September 2, 2007. As of September 30, 2006, no options have been exercised.


Compensation cost recognized in the three months and nine months ended September 30, 2006 was $57 and $1,348, respectively. Compensation cost was calculated using the Black - Scholes model with the following assumptions: $0.001 exercise price; average remaining life of 1.75 years; $0.001 stock price; 1.35 risk free rate; and 50% volatility.

Consideration was also given to the fair value of the warrants subscribed under the secured promissory note (see Note 4 - Notes Payable) using the Black - Scholes model, which valued the warrants at an immaterial amount. Based on this determination, no adjustment has been made to the financial statements to reflect the fair value of the warrants.

Registration Rights Agreement

EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. In May 2006, the Company entered into a secured convertible note agreement, a registration rights agreement and warrants (see Note 6 - Subsequent Events). Based on the interpretive guidance in EITF Issue No. 05-4, view C, since the registration rights agreement includes provisions for uncapped liquidated damages, the Company determined that the registration rights is a derivative liability. However, due to various factors including substantial conversion of these convertible notes and the Company's expectation that the registration statement will be approved within the specified time period, the value of the registration rights was deemed to be de minimis and therefore no liability was recorded.

In accounting for the convertible notes and the warrants, the Company considered the guidance contained in EITF 00-19 and SFAS 133 "Accounting for Derivative Instruments and Hedging Activities." In accordance with the guidance provided in EITF 00-19, the Company determined that the conversion feature of the convertible notes represents an embedded derivative since the note is convertible into a variable number of shares upon conversion and a liquidated damage clause contained in the registration rights agreement requires the Company to pay liquidated damages of 1.5% per month of the outstanding principal amount of the notes, in cash or shares of Common Stock to the note holders in the event that a registration statement covering the shares underlying the convertible notes and warrants is not declared effective. Accordingly, the convertible notes are not considered to be "conventional" convertible debt under EITF 00-19 and thus the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. The value of this liability is deemed to be de minimis, and therefore, no liability was recorded.

Reserve For Closed Stores

The Company continuously evaluates the performance of its retail stores and periodically closes those that are under-performing, and where the lease is expiring or the Company occupies the location on a month-to-month basis, and the Company has elected not to renew the lease or, in the case of a month-to-month, not to enter into a long-term lease.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

During 2006, the Company closed three locations and has written off a total of $81,879, which represents the remaining net book value of the fixed assets located at each location. There were no current expenses or future liabilities incurred in connection with the closing of any of these locations.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company was recently named as an additional defendant in a lawsuit against the City of New York for an alleged slip and fall which purportedly occurred near a former location of the Company. At this time, the Company has no information as to the extent of the claim and has hired an attorney to investigate the matter further.

In May 2005, a judgment from the United States Department of Labor was entered into against Telediscount for alleged violations of the Fair Labor Standards Act and was assessed a penalty of $100,000, requiring an initial payment of $16,000 at May 1, 2005, with the remaining balance of approximately $84,000 payable over a period of twelve equal monthly installments. As of September 30, 2006, the Company satisfied this liability, in full, in accordance with the terms of the agreement.

On October 11, 2005, a judgment was entered against Telediscount in the amount of $36,634 for an outstanding debt to a former consultant, who also served as a former Chief Executive Officer of Telediscount and is a current shareholder of the Company. The debt remains unsatisfied, although the Company has been making payments and is in the process of negotiating a formal settlement.

There is no other litigation currently pending or threatened by or against the Company.

Guarantee

In December 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements ("FIN 45")." FIN 45 requires the disclosure of any guarantees in place at December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

As part of the daily services provided to customers, the Company acts as an agent and will collect and remit funds internationally through an agreement with third-party transmitters. These funds are held in safes at the Company's various retail locations, until picked up by these third parties, which can vary from several times a day to a few times per week. The Company has guaranteed, under agreements entered into between 1999 and 2003, the payment of all sums due and owing to these third parties. In the event of default, the Company is liable for any amounts due, along with any attorney's fees and costs associated with the enforcement of terms.

As of September 30, 2006, the Company held a total of $77,597 throughout its various locations. The Company has included these amounts as accrued liabilities at the end of the year.

NOTE 4 - NOTES PAYABLE

On February 11, 2005, the Company entered into a bridge loan agreement ("Bridge Loan") with Finkelstein Capital, Inc. (FCI) in the amount of $425,000. Under the terms of the Bridge Loan, it was to be repaid with interest at the rate of five (5%) percent per annum, at the earlier of July 1, 2005, or in the event the Company completed a subsequent financing in the amount of $5,000,000 ("Subsequent Financing"). In addition, FCI was to receive a finder's fee in the amount of 5% of the Bridge Loan, to be paid at the closing of a Subsequent Financing. While the Company has not yet completed any such Subsequent Financing, the Company and FCI have verbally agreed to amend certain terms of the Bridge Loan. While a formal amendment to the Bridge Loan is still being negotiated, the interest rate on the Bridge Loan has been increased to ten (10%) percent per annum beginning on April 1, 2006. In addition, at the time of repayment, the investors will have the right to convert into cash, or into quoted shares of Common Stock, the terms of such conversion which are still under negotiation (see Note 6 - Subsequent Events). Furthermore, the finder's fee discussed above has been eliminated and modified in connection with the secured convertible note discussed below. The Company has previously reclassified this Bridge Loan to a current liability. Accrued interest expense in connection with the Bridge Loan for the nine months ended September 30, 2006 was $26,548.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

On March 25, 2006, the Company entered into a Convertible Promissory Note ("Convertible Note") with certain investors ("Investors"), in the amount of $91,973. The terms of the Convertible Note, due April 1, 2007, are as follows:

      o     Term -

            12 Months from date of issuance;

      o     Amount -

            Convertible Note shall be redeemed or converted on the gross proceeds, including interest, which accrues at a rate of 10% per annum from the closing date to the conversion date;

      o     Voluntary conversion -

            Cash - Investors have the right to convert the Convertible Note into cash, including the coupon, at their sole option at any time, but only after the Company has raised $1 million dollars in any type of financing; or,

            Common Stock - Investors may convert principal and interest into Common Stock at any time;

      o     Mandatory redemption -

            Upon closing of the proposed transaction, the balance of the Convertible Note and all accrued interest will be subject to a mandatory redemption into cash. Investors may elect to convert the Convertible Note into Common Stock at any time on or before the closing of the transaction and only after the SB-2 filing becomes effective.

There are no other provisions, other than noted above, in which the Company or the Investor can accelerate payment. In addition, there are no provisions by which liquidated damages are required.

On April 24, 2006, the Investors exercised their option to convert the principal amount of the Convertible Note together with interest of $756, into 2,318,233 shares of Common Stock at a price of $.04 per share of Common Stock.

On May 2, 2006, the Company entered into a Secured Convertible Note ("Secured Note") in the amount of $500,000 with Vision Opportunity Capital Partners, LP ("Vision"). The Company simultaneously entered into a Securities Purchase Agreement, Security Agreement, and Unit Purchase Warrant (collectively, the "Agreements").

These Agreements allow for the purchase of $500,000 of Units, each of which consists of:

      o     Secured convertible promissory notes; NUEVO FINANCIAL CENTER, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

      o Class A warrants ("A Warrants") to purchase 1,000,000 shares of Common Stock at $.50 per share;

      o Class B warrants ("B Warrants") to purchase 500,000 shares of Common Stock at $1.00 per share; and,

      o Unit Purchase Warrant to purchase a unit consisting of shares of Common Stock and Class A and Class B Warrants ("Warrant Shares").

The relevant terms of the Secured Note are as follows:

      o     Term -

            The Secured Note is due on the earliest of: (i) the completion of a financing in which the Company receives no less than $2,500,000 in gross proceeds ("Eligible Financing"), or (ii) one year after the date of exercise by Vision of the Unit Purchase Warrant;

      o     Amount -

            The Secured Note shall be redeemed or converted on the gross proceeds, including interest, which accrues at a rate of 10% per annum from the closing date to the conversion date.

      o     Voluntary conversion -

            Common Stock - Under the terms of the Agreements, Vision has the right to convert, at its sole option, a portion or all amounts of principal and interest due and outstanding under this Note into shares of Common Stock at a conversion price equal to the greater of
            (i) if before the completion of an Eligible Financing, (A) 60% of the daily volume weighted average price ("VWAP" of the Common Stock for ten trading days ending on the last trading day prior to the conversion date, or (B) $.50 or, (ii) if after November 30, 2006, if an Eligible Financing shall not have been consummated by that date
            (X) 60% of the VWAP for the ten trading days ending on the last trading day prior to the conversion date, or (Y) $.20.

The Company received proceeds of $484,600, net of legal fees, documentation costs and filings fees of $15,400. In connection with the Secured Note, A Warrants to purchase 1,000,000 shares of Common Stock were issued to the holders at an exercise price per share of $0.50 and B Warrants to purchase 500,000 shares of Common Stock at a price per share of $1.00 (collectively, the "Warrants"). The Warrants are exercisable immediately and expire five years from date of grant through April 2011. The fair market value of both classes of Warrants granted is estimated on the date of grant using the Black - Scholes option pricing model, in accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.90%, volatility ranging from 50% to 100% and expected term of 5 years. Due to the strike price being greater than the current stock price at the date of issuance, the fair value Warrants were considered to be de minimis and, therefore, no adjustment has been recorded to reflect their value. Additionally, in connection with the Secured Note, the Company did not record any beneficial conversion since the conversion price was greater than the fair market value. Accrued interest expense in connection with the Secured Note for the nine months ended September 30, 2006 was $20,822. As part of the renegotiation of the terms of the Bridge Loan, the Company paid a commission of $22,500 subsequent to the closing of the Secured Note, representing a finder's fee to one of the principals of FCI, for the introducing Vision to the Company.

The Company has agreed to file a registration statement covering the shares of Common Stock issuable upon conversion of the Secured Note within 120 calendar days of the effective date and use reasonable best efforts to have such registration statement be declared effective within 180 calendar days. The Company will pay the holders of the Secured Note, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate subscription amount paid by such holder pursuant to the Agreements for any registrable securities then held by such holder until all registrable securities become eligible for sale under Rule 144. If the Company fails to pay any partial liquidated damages pursuant to this section, in full, within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an event.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

The Company evaluates the provisions of the Secured Note periodically to determine whether any of the provisions would be considered embedded derivatives that would require bifurcation under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). Because the shares of Common Stock underlying the Secured Note have not been registered for resale, they are not readily convertible to cash. Thus, the conversion option does not meet the net settlement requirement of SFAS No. 133 and would not be considered a derivative if freestanding. Accordingly, the Secured Note does not contain an embedded conversion feature that must be bifurcated. Once the underlying shares of Common Stock are registered we may determine that our Secured Notes contain an embedded conversion feature that would require bifurcation from the Secured Note. At that time, the fair value of the embedded derivatives would be bifurcated from the Secured Note and recorded as a non-current liability with an offset recorded as a discount to the Secured Note that would be amortized to interest expense over the remaining life of the Secured Note using the effective interest method. The fair value of the embedded derivatives would be revalued each reporting period with the change in the fair value recorded as other income or expense in the statement of operations. The Company identified certain other embedded derivatives and concluded their value was de minimis.

NOTE 5 - RELATED PARTY TRANSACTIONS

La Nacional, a shareholder of the Company, is engaged in the business of money transfer, whereby it receives money and/or negotiable instruments and remits the same pursuant to specific customer's instructions.

On February 14, 2003, Telediscount entered into a contractual agreement ("Contractual Agreement") with LaNacional whereby:

      o Telediscount desired to purchase its money transfer services on an exclusive basis from La Nacional;

      o La Nacional desired to invest in Telediscount and obtain a position on its Board;

      o La Nacional desired to be presented with a proposal for telecommunication services by Telediscount and its affiliates; and

      o The parties desired that they each would not open a store within a certain radius of the other's existing stores.

On May 1, 2003, La Nacional invested $350,000 in exchange for 1,743,213 shares of common stock, representing 5% of the fully diluted shares of Telediscount, all of which were converted to 282,855 shares of Common Stock of the Company upon the Merger. Additionally, Telediscount and La Nacional entered into individual agency agreements for wire transfer services covering each of the Company's stores.

For the nine months ended September 30, 2006, consulting fees in the amount of $34,250 were paid to Jose Araque, the Company's Chairman, Chief Executive Officer, President, Secretary and Treasurer; however, such payments ceased in June 2006. From July 1 to December 31, 2006, salary payments in the amount of $43,764 were paid to Jose Araque.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 6 - SUBSEQUENT EVENTS

On November 1, 2006, the Company entered into a second Secured Convertible Note ("Second Secured Note") in the amount of $500,000 with Vision, essentially on the same terms and conditions as the Secured Note. The Company simultaneously entered into a Securities Purchase Agreement, Security Agreement, and Unit Purchase Warrant (collectively, the "Agreements").

These Agreements allow for the purchase of $500,000 of Units, each of which consists of:

      o     Secured convertible promissory notes;

      o Class A warrants ("A Warrants") to purchase 1,000,000 shares of Common Stock at $.50 per share;

      o Class B warrants ("B Warrants") to purchase 500,000 shares of Common Stock at $1.00 per share; and,

      o Unit Purchase Warrant to purchase a unit consisting of shares of Common Stock and Class A and Class B Warrants ("Warrant Shares").

The relevant terms of the Secured Note are as follows:

      o     Term -

            The Second Secured Note is due on the earliest of: (i) the completion of a financing in which the Company receives no less than $2,500,000 in gross proceeds ("Eligible Financing"), or (ii) one year after the date of exercise by Vision of the Unit Purchase Warrant;

      o     Amount -

            The Second Secured Note shall be redeemed or converted on the gross proceeds, including interest, which accrues at a rate of 10% per annum from the closing date to the conversion date.

      o     Voluntary conversion -

            Common Stock - Under the terms of the Agreements, Vision has the right to convert, at its sole option, a portion or all amounts of principal and interest due and outstanding under this Note into shares of Common Stock at a price (the "Conversion Price") equal to the greater of (i) if before the completion of an Eligible Financing, (A) 60% of the daily volume weighted average price ("VWAP") of the Common Stock for ten trading days ending on the last trading day prior to the conversion date, or (B) $.50 or, (ii) if after November 30, 2006, if an Eligible Financing shall not have been consummated by that date (X) 60% of the VWAP for the ten trading days ending on the last trading day prior to the conversion date, or (Y) $.20.

The Company received proceeds of $500,000. In connection with the Second Secured Note, A Warrants to purchase 1,000,000 shares of Common Stock were issued to the holders at an exercise price per share of $0.50 and B Warrants to purchase 500,000 shares of Common Stock at a price per share of $1.00 (collectively, the "Warrants"). The Warrants are exercisable immediately and expire five years from date of grant through April 2011.

On November 10, the Company finalized the renegotiation of the Bridge Loan ("Bridge Loan Addendum") whereby the due date of the Bridge Loan has been extended to December 31, 2007. Notwithstanding the foregoing, in the event the Company secures financing subsequent to the date of the Bridge Loan Addendum, 10% of the net proceeds from any such financing would be used to reduce the principal amount of the Bridge Loan. The Company would accelerate the payment of all outstanding principal and interest due on the Bridge Loan if, prior to the due date, the Company completed a minimum $5,000,000 financing. If the Bridge Loan is not paid in full by the due date, the parties have agreed to renegotiate the terms of the Bridge Loan no later than sixty days after the due date.

                          NUEVO FINANCIAL CENTER, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2006

Subsequent to the date of the Bridge Loan Addendum, at the time of any loan repayment, as discussed in above, the holder(s) of the Bridge Loan shall have the right to convert the principal and interest due on the Bridge Loan to shares of the Company's Common Stock at the greater of: (A) 60% of the VWAP for the ten trading Days ending on the last trading Day prior to the conversion Date, or (B) $0.50.

Part II

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Anti-Takeover, Limited Liability and Indemnification Provisions

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or,

      o effecting an acquisition that might complicate or preclude the takeover.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or,

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and,

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement.

Securities and Exchange Commission Fee ...............................   $ 2,747
Accountants' Fees and Expenses .......................................         0
Legal Fees and Expenses ..............................................    15,000
Blue Sky Fees and Expenses ...........................................     5,000
Printing and Mailing Costs ...........................................     1,000
Miscellaneous ........................................................         0
                                                                         -------
TOTAL ................................................................   $23,747
                                                                         =======

Recent Sales of Unregistered Securities

On May 1, 2003 and prior to the Merger with MCVH, Envios de Valores La Nacional Corporation invested $350,000 in exchange for 1,743,213 shares of common stock of Telediscount.

On May 4, 2004 and prior to the Merger with MCVH, certain individuals invested an aggregate of $90,000 in exchange for 40,780,065 shares of common stock of Telediscount.

On November 30, 2004 and prior to the Merger with MCVH, certain holders of an aggregate of $1,000,000 in notes converted the principal amount of such notes into 40,780,065 shares of common stock of Telediscount.

On March 11, 2005, the date of the Merger, 116,514,471 shares of common of Telediscount, representing 100% of the outstanding shares of common stock of Telediscount, were converted into 20,000,000 shares of Common Stock of the Company. In addition, 700,000 shares of Common Stock of the Company were issued to Finklestein Capital.

On April 24, 2006, the holders of the Convertible Promissory Note which was entered into by the Company on March 25, 2006 (see Note 4 - Notes Payable in the Notes to Condensed Financial Statements for the period ended June 30, 2006 contained in this prospectus) exercised their option to convert the principal amount of the note together with interest of $756, into 2,318,233 shares of Common Stock at a price of $.04 per share of Common Stock. Such shares were issued on August 25, 2006.

On May 2, 2006, the Company entered into a Secured Convertible Note ("Secured Note") in the amount of $500,000 with Vision Opportunity Capital Partners, LP ("Vision"). The Company simultaneously entered into a Securities Purchase Agreement, Security Agreement, and Unit Purchase Warrant (collectively, the "Agreements").

These Agreements allow for the purchase of $500,000 of Units, each of which consists of:

      o     Secured convertible promissory notes;

      o Class A warrants ("A Warrants") to purchase 1,000,000 shares of Common Stock at $.50 per share; o Class B warrants ("B Warrants") to purchase 500,000 shares of Common Stock at $1.00 per share; and,

      o Unit Purchase Warrant to purchase a unit consisting of shares of Common Stock and Class A and Class B Warrants ("Warrant Shares").

The relevant terms of the Secured Note are as follows:

      o     Term -

            The Secured Note is due on the earliest of: (i) the completion of a financing in which the Company receives no less than $2,500,000 in gross proceeds ("Eligible Financing"), or (ii) one year after the date of exercise by Vision of the Unit Purchase Warrant;

      o     Amount -

            The Secured Note shall be redeemed or converted on the gross proceeds, including interest, which accrues at a rate of 10% per annum from the closing date to the conversion date.

      o     Voluntary conversion -

            Common Stock - Under the terms of the Agreements, Vision has the right to convert, at its sole option, a portion or all amounts of principal and interest due and outstanding under this Note into shares of Common Stock at a conversion price equal to the greater of
            (i) if before the completion of an Eligible Financing, (A) 60% of the daily volume weighted average price ("VWAP") of the Common Stock for ten trading days ending on the last trading day prior to the conversion date, or (B) $.50 or, (ii) if after November 30, 2006, if an Eligible Financing shall not have been consummated by that date
            (X) 60% of the VWAP for the ten trading days ending on the last trading day prior to the conversion date, or (Y) $.20.

The Company received proceeds of $484,600, net of legal fees, documentation costs and filings fees of $15,400. There were no underwriting discounts or commissions in connection with this transaction. Such proceeds are for working capital purposes. In connection with the Secured Note, A Warrants to purchase 1,000,000 shares of Common Stock were issued to the holders at an exercise price per share of $0.50 and B Warrants to purchase 500,000 shares of Common Stock at a price per share of $1.00 (collectively, the "Warrants"). The Warrants are exercisable immediately and expire five years from date of grant through April 2011.

On November 1, 2006, the Company entered into a second Secured Convertible Note ("Second Secured Note") in the amount of $500,000 with Vision, essentially on the same terms and conditions as the Secured Note. The Company simultaneously entered into a Securities Purchase Agreement, Security Agreement, and Unit Purchase Warrant (collectively, the "Agreements").

These Agreements allow for the purchase of $500,000 of Units, each of which consists of:

      o     Secured convertible promissory notes;
      o Class A warrants ("A Warrants") to purchase 1,000,000 shares of Common Stock at $.50 per share;
      o Class B warrants ("B Warrants") to purchase 500,000 shares of Common Stock at $1.00 per share; and,
      o Unit Purchase Warrant to purchase a unit consisting of shares of Common Stock and Class A and Class B Warrants ("Warrant Shares").

The relevant terms of the Secured Note are as follows:

      o     Term -

            The Second Secured Note is due on the earliest of: (i) the completion of a financing in which the Company receives no less than $2,500,000 in gross proceeds ("Eligible Financing"), or (ii) one year after the date of exercise by Vision of the Unit Purchase Warrant;

      o     Amount -

            The Second Secured Note shall be redeemed or converted on the gross proceeds, including interest, which accrues at a rate of 10% per annum from the closing date to the conversion date.

      o     Voluntary conversion -

            Common Stock - Under the terms of the Agreements, Vision has the right to convert, at its sole option, a portion or all amounts of principal and interest due and outstanding under this Note into shares of Common Stock at a price (the "Conversion Price") equal to the greater of (i) if before the completion of an Eligible Financing, (A) 60% of the daily volume weighted average price ("VWAP") of the Common Stock for ten trading days ending on the last trading day prior to the conversion date, or (B) $.50 or, (ii) if after November 30, 2006, if an Eligible Financing shall not have been consummated by that date (X) 60% of the VWAP for the ten trading days ending on the last trading day prior to the conversion date, or (Y) $.20.

The Company received proceeds of $500,000. There were no underwriting discounts or commissions in connection with this transaction. Such proceeds are to be used for working capital purposes. In connection with the Second Secured Note, A Warrants to purchase 1,000,000 shares of Common Stock were issued to the holders at an exercise price per share of $0.50 and B Warrants to purchase 500,000 shares of Common Stock at a price per share of $1.00 (collectively, the "Warrants"). The Warrants are exercisable immediately and expire five years from date of grant through April 2011.

On November 10, 2006, the Company revised the terms of the $425,000 Bridge Loan previously entered into on February 11, 2005, with Finkelstein Capital, Inc. Pursuant to the revised terms, the Company agreed that on any repayment of principal, the holder(s) of the Bridge Loan shall have the right to convert the principal and interest due on the Bridge Loan to shares of the Company's common stock at the greater of: (A) 60% of the VWAP (as defined above) for the ten trading Days ending on the last trading Day prior to the conversion Date, or (B) $0.50.

The offer and sale of such shares of our Common Stock were effected in reliance on the exemptions for sales of securities not involving a public offering, either through Regulation S for non-United States citizens or entities or as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.


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

Item 27. Exhibits

(2.1) Letter of Intent, dated March 17 2005, by and between Millennium Capital Venture Holdings, Inc. and Telediscount Communications, Inc. (incorporated by reference as Exhibit 99.1 to the Company's Form 8-K filed on March 17, 2005).

(2.2) Agreement and Plan of Merger, dated March 11, 2005, by and between Telediscount Communications, Inc., Millennium Acquisition Corp, and Millennium Capital Venture Holdings, Inc., (incorporated by reference as Exhibit 2.1 to the Company's Form 8-K filed on March 28, 2005).

(3.1) Certificate of Incorporation dated June 2, 2000 (incorporated by reference as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000).

(3.2) Bylaws dated June 2, 2000 (incorporated by reference as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000).

(3.3) Specimen Stock Certificate (incorporated by reference as an exhibit to the Company's registration statement on Form 10-SB filed on September 5, 2000).

(5.1)*    Opinion of Joseph I. Emas Re: Legality of Shares.

(10.1) Form of Consulting Agreement, dated January 31, 2005, by and between Telediscount Communications, Inc. and Consultant Investments, LLP (incorporated by reference as Exhibit 10.1 to the Company's Annual Report Form 10-KSB filed on August 15, 2006).

(10.2) Form of Convertible Promissory Note, dated March 25, 2006 between the Company and Certain Current Shareholders (incorporated by reference as
          Exhibit 10.2 to the Company's Quarterly Report Form 10-QSB for the quarter ended March 31, 2006 filed on August 15, 2006).

(10.3) Form of Notice of Conversion, dated April 24, 2006 between the Company and Certain Current Shareholders in connection with Convertible Promissory Note (incorporated by reference as Exhibit 10.3 to the Company's Quarterly Report Form 10-QSB for the quarter ended June 30, 2006 filed on August 15, 2006).

(10.4) Form of Secured Convertible Note, dated May 2, 2006 between the Company and Vision Opportunity Capital Partners, LP, together with Security Agreement, Securities Purchase Agreement, Unit Purchase Warrant, Class A Common Stock Purchase Warrant, Class B Common Stock Purchase Warrant and Registration Rights Agreement (incorporated by reference as Exhibit 10.4 to the Company's Quarterly Report Form 10-QSB for the quarter ended June 30, 2006 filed on August 15, 2006).

(10.5) Form of Contractual Agreement, dated February 14, 2003 between the Company and Envios de Valores La Nacional Corp. (incorporated by reference as Exhibit 10.7 to the Company's Quarterly Report Form 10-QSB for the quarter ended September 30, 2006 filed on November 20,
          2006).


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

(10.6) Form of Consulting Agreement, dated April 1, 2006 between the Company and Sebastian Giordano (incorporated by reference as Exhibit 10.8 to the Company's Quarterly Report Form 10-QSB for the quarter ended September 30, 2006 filed on November 20, 2006).

(14.1) Code of Ethics (incorporated by reference as Exhibit 14.1 to the Company's Annual Form 10-KSB filed on March 16, 2005).

(15.1) Telediscount Communications, Inc. Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the year ended December 31, 2002 and Footnotes to the Financial Statements (incorporated by reference as Exhibit 99.1 to the Company's Form 8-K filed on March 28, 2005).

(15.2) Unaudited Pro Forma Combined Financial Statements of Telediscount Communications, Inc. and Nuevo Financial Center, Inc. (incorporated by reference as Exhibit 99.2 to the Company's Form 8-K filed on March 28,
          2005).

(15.3) Telediscount Communications, Inc. unaudited Statement of Income for the years ended 2003 and 2004, unaudited Consolidated Balance Sheets for the year ended December 31, 2004, and Consolidated Condensed Statements of Cash Flows for the year ended December 31, 2004, (incorporated by reference as Exhibit 99.1 to the Company's Form 8-K filed on August 5, 2005).

(23.1)*   Consent of Jewett, Schwartz, Wolfe & Associates.

(23.2)    Consent of Joseph I. Emas (included in Exhibit 5.1, Opinion of Joseph
          I. Emas).

*     Exhibit being filed herewith.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


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

            (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

            (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

            (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

            (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


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

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on January 16, 2007.

NUEVO FINANCIAL CENTER, INC.



DATE: February 9, 2007                  /s/ Jose Araque
                                        ----------------------------------------
                                        Jose Araque
                                        President, CEO and Chairman


DATE: February 9, 2007                  /s/ Jose Araque
                                        ----------------------------------------
                                        Jose Araque
                                        Principal Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

       Signatures                        Title                        Date
-----------------------   -----------------------------------   ----------------


/s/ Jose Araque           President, Chief Executive Officer,   February 9, 2007
-----------------------   Chief Financial Officer, Secretary,
Jose Araque               Treasurer, Principal Accounting
                          Officer, Director


/s/ Rainey Sellars        Director                              February 9, 2007
-----------------------
Rainey Sellars


/s/ Timothy Gardner       Director                              February 9, 2007
-----------------------
Timothy Gardner



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

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jose Araque, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

February 9, 2007


                                        /s/ Jose Araque
                                        ----------------------------------------
                                        By: Jose Araque President, CEO


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